Exhibit 4.12

Convertible Security Agreement

Metal Storm Limited ABN 99 064 270 006

Australian Special Opportunity Fund LP

Private placement of AU$900,000 convertible security

Table of Contents

1.	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	7

2.	Convertible Security		8
	2.1	Convertible Security	8
	2.2	Timing of Payment of Convertible Security Funds	8
	2.3	Closings	8
	2.4	Shareholder approval	8

3.	Interest		8

4.	Commencement Fee		9
	4.1	Commencement Fee	9
	4.2	Timing of Payment of Commencement Fee	9
	4.3	Issue of Agreed Proportion of Commencement Fee Shares	9

5.	Conditions Precedent to First Closing		10
	5.1	Conditions Precedent to First Closing – Investor	10
	5.2	Conditions Precedent to First Closing – Company	11
	5.3	Obligations to satisfy	11
	5.4	Issue of Securities	11
	5.5	Conditions not Satisfied or Waived	11

6.	Conditions Precedent to Second Closing		12
	6.1	Conditions Precedent to Second Closing - Investor	12
	6.2	Conditions Precedent to Second Closing – Company	13
	6.3	Obligations to satisfy	13
	6.4	Issue of Convertible Security	13

7.	Conditions Precedent to Third Closing		13
	7.1	Conditions Precedent to Third Closing – Investor	13
	7.2	Conditions Precedent to Third Closing – Company	14
	7.3	Obligations to satisfy	14
	7.4	Issue of Securities	14

8.	Share Issue on Conversions		14
	8.1	Conversions of the Convertible Security	14
	8.2	Conditions to Conversion	15
	8.3	Consequence of Failure to Meet Conditions	16

9.	Representations and Warranties by the Company		16
	9.1	Representations and Warranties	16
	9.2	Investor’s reliance	24

	9.3	Construction of representation and warranties	24
	9.4	Disclosures and limitations	24
	9.5	Notice	25

10.	Representations and Warranties of the Investor		25
	10.1	Representations and Warranties	25
	10.2	Company’s Reliance	27
	10.3	Construction of Representation and Warranties	27
	10.4	Notice	27

11.	Additional Covenants and Agreements		27
	11.1	Ranking of the Investor’s Shares	27
	11.2	Ranking of Investor’s Interests the Convertible Security	27
	11.3	Rights of Investor	28
	11.4	No Conflicting Actions	28
	11.5	Compliance with Laws	28
	11.6	Further Assurances	28
	11.7	Non-ASX Quotation	29
	11.8	Quotation	29
	11.9	Reports	29
	11.10	ASX Listing, Trading Halts and Suspensions	29
	11.11	Securities Registrar	29
	11.12	Registers of Convertible Security	29
	11.13	Prohibited Transactions	30
	11.14	Future Cleansing Statements	30
	11.15	Regulatory Limitation	30
	11.16	Investor’s Activity	31
	11.17	Set-Off	32
	11.18	Set-Off Exclusion	32
	11.19	Stamp Duties	32
	11.20	Conduct of Business	33
	11.21	Miscellaneous Negative Covenants	33
	11.22	Use of Proceeds	33
	11.23	Withholding Gross-Up	33
	11.24	Board Nominee	34

12.	Taxes		34

13.	Default		35
	13.1	Events of Default	35
	13.2	Investor Right to Investigate an Event of Default	38

14.	Rights of the Investor upon Default		38

15.	Termination		39
	15.1	Events of Termination	39
	15.2	Effect of Termination	40

16.	Survival and Indemnification		40
	16.1	Survival	40
	16.2	Indemnification	40

17.	Miscellaneous		42
	17.1	Time of the Essence	42
	17.2	No Partnership or Advisory or Fiduciary Relationship	42
	17.3	Certificates	42
	17.4	Remedies and Injunctive Relief	42
	17.5	Successors and Assigns	42
	17.6	Counterparts and Faxes	43
	17.7	Notices	43
	17.8	Additional Expenses	44
	17.9	Amendments and Waivers	45
	17.10	Legal Costs	45
	17.11	Payments under this Agreement	45
	17.12	Publicity and confidentiality	45
	17.13	Non-public information	46
	17.14	Additional notifications	46
	17.15	Severability and Supervening Legislation	47
	17.16	Illegality and impossibility	47
	17.17	Entire Agreement	47
	17.18	Governing Law And Submission to Jurisdiction	48
	17.19	No Third-Party Beneficiaries	48
	17.20	Rescission and withdrawal right	48

Schedule 1			50

Schedule 2			52

Schedule 3			53

Annexure A – ASX Market Release			54

Annexure B – Form of Board Resolution			55

Annexure C – Form of CEO Certificate			58

Annexure D – Cleansing Statement			59

Annexure E – Appendix 3B (For Commencement Fee Shares and Convertible Security)			60

Annexure F – Appendix 3B (For issue of Conversion Shares)			68

Date	17 October 2011

Parties

1.	Metal Storm Limited ABN 99 064 270 006 (ACN 124 242 422) of 29 Sudbury Street, Darra, Qld 4076 (the Company)

2.	Australian Special Opportunity Fund LP, a Delaware limited partnership of 370 Lexington Avenue, Suite 1900, New York, NY, 10017 USA (the Investor)

Recitals

A	The Investor has agreed to invest up to AU$900,000 in the Company, and the Company has agreed to issue a convertible security to the Investor, in accordance with the terms of this Agreement.

It is agreed as follows.

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Affiliate means with respect to any person (the First Person) any other person who, directly or indirectly, Controls, is under common Control with, or is controlled by, the First Person.

Agreed Proportion means 75%.

Amount Outstanding means the total of all amounts paid to the Company by the Investor for the Convertible Security, in respect of which Conversion Shares, respectively, have not yet been issued, or the amounts have not been repaid.

Appendix 3B has the meaning given to that term in the Listing Rules.

ASIC means the Australian Securities and Investments Commission

ASX means ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable.

ASX Market Release means the ASX market release to be issued by the Company in the form set forth in Annexure A.

ASX Settlement Operating Rules means the settlement rules of the ASX Settlement Pty Ltd.

AU$ means Australian dollars, the legal currency of the Commonwealth of Australia.

Base Price means AU$0.003.

Business Day has the meaning given to that term in the Listing Rules.

CEO Certificate has the meaning given to that term in clause 5.1(d)(ii).

CHESS has the meaning given to that term in the ASX Settlement Operating Rules.

Cleansing Statement means a written notice by the Company to ASX pursuant to section 708A(5) of the Corporations Act meeting the requirements of section 708A(6) of the Corporations Act, in a form, and containing the information, that is sufficient to permit secondary trading on the ASX of the Shares to which it relates.

Cleansing Statement Date has the meaning set out in clause 9.1(u).

Closing means each of the First Closing, the Second Closing and the Third Closing.

Closing Date means the date of a Closing.

Commencement Fee means $350,000.

Commencement Fee Shares means that number of Shares issued for the Commencement Fee calculated as the Commencement Fee divided by the Base Price to be paid in the manner set out in clauses 4.2.

Company’s Latest Accounts means as at the Execution Date, the audited financial statements of the Company for the period ended 31 December 2010 and, subsequently, as applicable, the Company’s latest audit reviewed half yearly or audited yearly financial statements as released from time to time to ASX.

Contemplated Transactions means the transactions contemplated by this Agreement.

Control (including the terms controlling, controlled by or under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

Conversion has the meaning set out in clause .

Conversion Date has the meaning set out in clause 8.1(a).

Conversion Notice Date has the meaning set out in clause 8.1(a).

Conversion Price, in relation to a Conversion, means the lower of:

(a)	the average of the five (5) daily VWAPs per Share ) selected by the Investor in its sole discretion from the twenty (20) consecutive Trading Days ending on the date immediately prior to the relevant Conversion Notice Date, multiplied by 90% (in Australian dollars, rounded down to the four (4) decimal places); or

(b)	90% of the closing bid price for the Shares on the date immediately prior to the relevant Conversion Notice Date, rounded down to the four (4) decimal places.

Conversion Shares has the meaning given to that term in clause 8.1(a).

Convertible Security has the meaning given to that term in clause 2.1.

Corporate Power has the meaning given to that term in clause 9.1(a)(i).

Corporations Act means the Corporations Act 2001 (Cth).

Cum Value is defined in the definition of VWAP.

Disclosure Schedules has the meaning given to that term in clause 9.4(b).

Electronic Delivery (including the terms Electronically Deliver, Electronically Delivered and Electronically Delivering) means receipt by the Investor or its designee or nominee by electronic registration to the Investor’s CHESS Account (or such other electronic system which provides for the recording, delivery and transfer of title by way of electronic entries, as may be required by the Investor by notice to the Company) of duly and validly issued Investor’s Shares, in accordance with the ASX Settlement Operating Rules and procedures of CHESS, and receipt of confirmation by the Investor that this has occurred.

E-mail Time has the meaning given to that term in clause 17.7(e)(i).

Equity Securities has the meaning given to that term in the Listing Rules.

Event of Default means an event of default as set out in clause 13.1.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Excluded Tax means a Tax imposed by any jurisdiction on the Investor, or assessed against the Investor as a consequence of the Investor being a resident of or organised or doing business in that jurisdiction, including Tax imposed on income or capital gain of any kind but not any Tax which is not a Tax imposed on income or capital gain of any kind and is:

(a)	calculated on or by reference to the gross amount of a payment provided for under this Agreement or made pursuant to a Contemplated Transaction (without the allowance of a deduction); or

(b)	imposed as a result of the Investor being considered a resident of, or organised or doing business in, Australia as a result of the Investor being a party to this Agreement or entering into a Contemplated Transaction.

Execution Date means the date of mutual execution of this Agreement.

Facsimile Time has the meaning given to that term in clause 17.7(d)(i).

First Closing means the Business Day following the Trading Halt.

First Payment means $300,000.

Formal Documentation means the binding formal documentation in a substance and form satisfactory to the Investor formalising the transactions contemplated in the Harmony Term Sheet.

Governmental Authorisation means any authorisation, consent, license, permit or registration issued or granted by any Governmental Authority.

Governmental Authority means any of the following:

(a)	any United States, Australian or other national, federal, state, territorial or local governmental, legislative, regulatory or administrative authority, agency, commission, court, tribunal or judicial or arbitral body; and

(b)	the ASX.

GST means the goods and services tax levied under the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth).

GST Liability has the meaning given to that term in clause 12(b).

Harmony Notes means the 97,902,659 secured convertible notes issued by the Company to Harmony Investment Fund Limited on the terms contained in the secured convertible note trust deed dated 31 July 2009.

Harmony Term Sheet means the in principle term sheet between Harmony Investment Fund Limited, the Company and the Investor under which Harmony agrees to transfer to the Investor (or its designee or nominee of the Investor) the Harmony Notes.

Indemnified Person has the meaning given to that term in clause 16.2.

Investor’s CHESS Account means the Investor’s or its designee’s or nominee’s brokerage or prime brokerage account the details of which may from time to time be notified by the Investor to the Company.

Investor’s Corporate Power has the meaning given to that term in clause 10.1(a)(ii).

Investor’s Shares means the Shares constituted by the Commencement Fee Shares, and the Conversion Shares.

Law means any of the following:

(a)	a Listing Rule or regulation of ASX;

(b)	a United States, Australian or other national, federal, state or local law;

(c)	a judicial, governmental or administrative order; and

(d)	a Governmental Authority regulation, order, interpretation, guideline, policy or directive.

Lien means a lien, charge, mortgage, security interest, encumbrance, right of first refusal, or pre-emptive right.

Listing Rules means the listing rules of the ASX, as amended from time to time.

Losses has the meaning given to that term in clause 16.2.

Material Adverse Effect means a material adverse effect on:

(a)	the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole; or

(b)	the ability of the Company to perform its obligations under the Agreement.

Materials has the meaning given to that term in clause 9.1(o)(i).

Party means a party to this Agreement.

Permitted Transaction means:

(a)	any transaction with a third party where:

(i)	the Company has notified the Investor in writing that it intends to enter a transaction that would otherwise be a Prohibited Transaction with a third party (Prescribed Arrangement);

(ii)	the Company has offered the Investor the first right to enter into the Prescribed Arrangement on substantially the same or better terms as those proposed to the third party (First Right of Refusal);

(iii)	the Investor has declined the First Right of Refusal within two (2) Business Days of receipt of the notification under paragraph (a)(i); and

(iv)	the Investor has given its prior written consent, which must not be reasonably withheld if the Company has complied with paragraphs (i) and (ii) above, to the Company entering into the Prescribed Arrangement on no better terms than those offered to the Company under the First Right of Refusal; and

(b)	the issue of $100,000 of convertible notes to Andrew Doyle, which will convert at a variable rate based on the trading prices of the Shares.

Prepayment means the sum of $250,000 paid by the Investor to the Company prior to the Execution Date.

Prohibited Transaction means:

(a)	any transaction with a third party or third parties, in which the Company issues or sells any debt, equity or equity-linked securities (including options) that are convertible into, exchangeable or exercisable for, or include the right to receive Shares:

(i)	at a conversion, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares; or

(ii)	at a conversion, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events; or

(b)	any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favourable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect. For the avoidance of doubt, any Permitted Transactions, rights issuance, shareholder purchase plan, convertible security, or equity issuance (whether under an employee and officer performance rights plan or share option plan or separately), each at a fixed price per Share, shall not be deemed to be a Prohibited Transaction.

Register of the Convertible Security means a register of the Convertible Security recording the initial issuance of the Convertible Security and any Conversions.

Remediable Event of Default means any Remediable Event of Default A, Remedial Event of Default B or Remediable Event of Default C.

Remediable Event of Default A has the meaning given to that term in clause 14(a)(ii)(A).

Remediable Event of Default B has the meaning given to that term in clause 14(a)(ii)(B).

Remedial Event of Default C has the meaning given to that term in clause 14(a)(ii)(C).

Residual Proportion means that number expressed as a percentage equal to 100% minus the Agreed Proportion.

Second Closing means the Business Day following the satisfaction or waiver of each of the conditions set forth in clause 6.1 and 6.2.

Second Payment means $150,000.

Securities means each of the Investor’s Shares and the Convertible Security, and all of the Investor’s Shares and the Convertible Security collectively.

Securities Act has the meaning given to that term in clause 9.1(dd).

Share means a fully paid ordinary share in the capital of the Company and includes (where applicable) Investor’s Shares.

Subsidiary has the meaning given to that term in the Corporations Act.

Tax means any tax, including GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, and any income, stamp or transaction duty, tax or charge, which is assessed, levied, imposed or collected by any Governmental Authority and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of those items referred to above.

Term means the period commencing from the date of the First Closing and ending on the date that is eighteen (18) months from the date of the First Closing.

Third Closing means Business Day following the satisfaction or waiver of each of the conditions set forth in clause 7.1.

Third Payment means $200,000.

Threshold Event has the meaning given to that term in clause 11.15(a).

Total Amount means, in aggregate, AU$900,000.

Trading Day has the meaning given to that term in the Listing Rules.

Trading Halt means the trading halt of the Company’s Shares, which ends at close of trade on Friday 14 October 2011.

Transaction Documents means this Agreement, all documents arising or derived from this Agreement and all Cleansing Statements.

VWAP means in relation to a Trading Day on which Shares traded, the volume weighted average price (in Australian dollars, rounded down to four decimal places) of the Shares traded in the ordinary course of business on the ASX on that Trading Day, excluding crossings executed outside the open session state, special crossings, overseas trades and trades pursuant to exercise of options over Shares, subject to all adjustments set out in this Agreement provided that:

(a)	if on that Trading Day, Shares were quoted on the ASX as cum dividend or cum any other distribution or entitlement, and the issue of Shares for the purpose of which the VWAP is being determined will occur after that date, and those Shares no longer carry that dividend or other distribution or entitlement, then the VWAP on that Trading Day shall be reduced by an amount (Cum Value) equal to:

(i)	in the case of a dividend or other distribution, the amount of that dividend or other distribution;

(ii)	in the case of any other entitlement which is traded on the ASX on that Trading Day, the VWAP of such entitlements sold on the ASX on that Trading Day; or

(iii)	in the case of an entitlement not traded on the ASX on that Trading Day, the value of the entitlement as reasonably determined by the Investor; and

(b)	if on that Trading Day, Shares were quoted on the ASX as ex-dividend or ex any other distribution or entitlement, and the Shares for the purpose of which the VWAP is being determined would be entitled to receive the relevant dividend or other distribution or entitlement, the VWAP on that Trading Day shall be increased by the Cum Value.

1.2	Interpretation

The following rules apply unless the context requires otherwise.

(a)	Headings and sub-headings used in this Agreement are used for convenience only and do not affect interpretation.

(b)	The singular includes the plural, and the converse also applies.

(c)	A gender includes all genders.

(d)	All terms and any variations shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

(e)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(f)	A reference to a clause is a reference to a clause of this Agreement.

(g)	Mentioning anything after “includes”, “including”, “for example”, or similar expressions, does not limit what else might be included.

(h)	A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented or novated.

(i)	Each reference to the word “person” in this Agreement shall be deemed to include an individual, corporation, partnership, trust, incorporated or unincorporated association or body, joint venture, limited liability company, joint stock company, government (or any agency or subdivision), and other entity of any kind.

(j)	As used in this Agreement, references to the Recitals, clauses, Disclosure Schedules and the Annexures are references, respectively, to the Recitals of, clauses of, Disclosure Schedules to, and the Annexures to, this Agreement unless otherwise indicated.

(k)	The Disclosure Schedules and the Annexures identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement.

(l)	This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

2.	Convertible Security

2.1	Convertible Security

On the terms and subject to the conditions of this Agreement, and in reliance on the respective representations and warranties of the Parties, on a date to be determined in accordance with the provisions of this Agreement, the Investor shall advance to the Company, up to the Total Amount, in consideration of which the Company shall issue to the Investor an uncertificated convertible security on the terms set out elsewhere in this Agreement (the Convertible Security).

2.2	Timing of Payment of Convertible Security Funds

The Total Amount is to be advanced subject to and conditional upon the terms of this Agreement and in the following manner:

(a)	The Prepayment – prior to the Execution Date receipt of which is acknowledged by the Company;

(b)	The First Payment – as set out in clause 5.4(a);

(c)	The Second Payment – on the Second Closing; and

(d)	The Third Payment – on the Third Closing.

2.3	Closings

Where a Closing Date falls on a day that is not a Business Day, the Closing shall occur on the day that is the next day that is a Business Day.

2.4	Shareholder approval

As soon as practicable after the Execution Date, the Company must take all reasonable steps to convene a meeting of its shareholders to seek approval under Listing Rule 7.1 and Listing Rule 7.4 (as applicable) for the issue under this Agreement of:

(a)	the Convertible Security; and

(b)	the Investor’s Shares.

3.	Interest

No interest is payable by the Company to the Investor in connection with the amounts prepaid for the Convertible Security, except as set out in clause 14(d) of this Agreement.

4.	Commencement Fee

4.1	Commencement Fee

The Company shall pay the Investor or its designee or nominee a non-refundable Commencement Fee, intended to reimburse the Investor for its costs in entering into the Contemplated Transactions, to be satisfied by way of issuance of the Commencement Fee Shares to the Investor or its designee or nominee.

4.2	Timing of Payment of Commencement Fee

The Commencement Fee must be paid in the following manner:

(a)	By no later than the next Business Day following the Trading Halt, the Company shall pay the Investor or its designee or nominee the Agreed Proportion of the Commencement Fee to be satisfied by way of issuance of the Agreed Proportion of Commencement Fee Shares to the Investor or its designee or nominee; and

(b)	At the Second Closing, or as otherwise directed by the Investor under paragraph 4.2, the Company shall pay the Investor or its designee or nominee the Residual Proportion of the Commencement Fee to be satisfied by way of issuance of the Residual Proportion of the Commencement Fee Shares to the Investor or its designee or nominee.

(c)	The Company must within 2 Business Days following written direction by the Investor, issue the Residual Proportion of the Commencement Fee Shares and lodge a Cleansing Statement substantially in the form set out in Annexure D and an Appendix 3B substantially in the form set out in Annexure E, with the ASX in respect of the issue of the Residual Proportion of Commencement Fee Shares and the Prepayment Shares on the date of their issue, and the ASX has released those documents.

4.3	Issue of Agreed Proportion of Commencement Fee Shares

By no later than the next Business Day following the Trading Halt, the Company must:

(a)	issue and Electronically Deliver the Agreed Proportion of the Commencement Fee Shares to the Investor or its designee or nominee in accordance with this Agreement, and ensure that the Investor receives a holding statement from the Company’s security registrar confirming that the name of the Investor or its designee or nominee has been entered onto the Company’s share register, as holding the Agreed Proportion of Commencement Fee Shares; and

(b)	duly execute and lodge a Cleansing Statement substantially in the form set out in Annexure D and an Appendix 3B substantially in the form set out in Annexure E, with the ASX in respect of the issue of the Agreed Proportion of Commencement Fee Shares.

5.	Conditions Precedent to First Closing

5.1	Conditions Precedent to First Closing – Investor

The Investor shall have no obligation to pay the First Payment to the Company, unless and until the following conditions are fulfilled, or waived in writing by the Investor, by no later than immediately prior to the First Closing.

(a)	The Investor is satisfied with the substance and form of the executed Formal Documentation.

(b)	The Investor being satisfied that the Harmony Notes have been transferred in accordance with the Formal Documentation.

(c)	The Company has lodged the ASX Market Release, including that it is undertaking a capital raising to raise up to $6 million or such other amount agreed with the Investor under a rights issue offering to its shareholders in a manner and on terms satisfactory to the Investor, in the form set out in Annexure A and the ASX has released that document to the market.

(d)	The Company has delivered or caused to be delivered to the Investor, and the Investor has received, the following:

(i)	a copy of the resolutions duly adopted by the Board of Directors of the Company, approving of the entry into the Transaction Documents and approving the Contemplated Transactions substantially in the form attached as Annexure B;

(ii)	a certificate, executed on behalf of the Company by its Chief Executive Officer, Managing Director, Chairman or Chief Financial Officer, dated as of the date of the First Closing certifying that:

(A)	the Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the First Closing; and

(B)	all conditions to First Closing have been satisfied,

substantially in the form attached as Annexure C (the CEO Certificate).

(e)	The Company has duly executed and lodged an Appendix 3B substantially in the form set out in Annexure E, with the ASX in respect of the issue of Convertible Security on the date of its issue, and the ASX has released that document to the market.

(f)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates on which they are made or deemed to be made under this Agreement as acknowledged by the Board of Directors in the resolutions referred to in clause 5.1(d)(i).

(g)	The Investor is of the opinion, acting reasonably, that:

(i)	no Event of Default other than a Remediable Event of Default has occurred;

(ii)	no Remediable Event of Default has occurred and is continuing; and

(iii)	no Event of Default would result from the First Closing being effected.

(h)	The Company has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or prior to the First Closing as confirmed in the CEO Certificate.

(i)	The Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions, in accordance with paragraphs (a) – (c) of this clause 5.1 in connection with the First Closing.

The Investor may, but is not required to, deem the absence of any notification by the Company prior to the First Closing that any conditions to the First Closing have not been fulfilled to be an assurance that all conditions to the First Closing have been fulfilled.

5.2	Conditions Precedent to First Closing – Company

The Company shall have no obligation to proceed with the First Closing, unless and until the following conditions are fulfilled, or waived in writing by the Company, by no later than immediately prior to the First Closing:

(a)	The Investor has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Investor as at, or prior to, the First Closing.

(b)	The representations and warranties of the Investor contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

5.3	Obligations to satisfy

The Company must do all things within its power or control to satisfy the conditions in clause 5.1.

5.4	Issue of Securities

(a)	The Investor will advance the First Payment as follows:

(i)	$250,000 on the First Closing; and

(ii)	$50,000 within ten (10) Business Days of the First Closing.

(b)	The Company must issue to the Investor or its designee or nominee the Convertible Security so that the Amount Outstanding:

(i)	on the First Closing is $500,000; and

(ii)	once the payment in clause 5.4(a)(ii) has been made is $550,000.

5.5	Conditions not Satisfied or Waived

If the conditions in clause 5.1 are not satisfied or waived by the Investor within two (2) Business Days of the Execution Date then the Investor is entitled to terminate this Agreement by notice in writing to the Company and the Company must, within seven (7) Business Days remit the Prepayment to the Investor in immediately available funds.

6.	Conditions Precedent to Second Closing

6.1	Conditions Precedent to Second Closing - Investor

The Investor shall have no obligation to pay the Second Payment to the Company, unless and until the following conditions are fulfilled, or waived in writing by the Investor by no later than 31 October 2011.

(a)	The Company has delivered or caused to be delivered to the Investor, and the Investor has received, a CEO Certificate (substantially in the form attached as Annexure C) executed on behalf of the Company by its Chief Executive Officer, Managing Director, Chairman or Chief Financial Officer, dated as of the date of the Second Closing.

(b)	If the Investor has not already issued the Residual Proportion of the Commencement Fee Shares pursuant to a direction under clause 4.2(c), the Company has issued and Electronically Delivered the Residual Proportion of the Commencement Fee Shares to the Investor or its designee or nominee in accordance with this Agreement, and the Investor has received a holding statement from the Company’s security registrar confirming that the name of the Investor or its designee or nominee has been entered onto the Company’s share register, as holding the Residual Proportion of Commencement Fee Shares.

(c)	The Company has duly executed and lodged a Cleansing Statement substantially in the form set out in Annexure D and an Appendix 3B substantially in the form set out in Annexure E, with the ASX in respect of the issue of the Residual Proportion of Commencement Fee Shares on the date of their issue, and the ASX has released those documents to the market.

(d)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates on which they are made or deemed to be made under this Agreement.

(e)	The Investor is of the opinion, acting reasonably, that:

(i)	no Event of Default other than a Remediable Event of Default has occurred;

(ii)	no Remediable Event of Default has occurred and is continuing; and

(iii)	no Event of Default would result from the Second Closing being effected.

(f)	The Company has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or prior to the Second Closing as confirmed in the CEO Certificate.

(g)	The Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions, in accordance with paragraphs (a) – (c) of this clause 6.1 in connection with the Second Closing.

The Investor may, but is not required to, deem the absence of any notification by the Company prior to the Second Closing that any conditions to the Second Closing have not been fulfilled to be an assurance that all conditions to the Second Closing have been fulfilled.

6.2	Conditions Precedent to Second Closing – Company

The Company shall have no obligation to proceed with the Second Closing, unless and until the following conditions are fulfilled, or waived in writing by the Company, by no later than immediately prior to the Second Closing:

(a)	The Investor has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Investor as at, or prior to, the Second Closing.

(b)	The representations and warranties of the Investor contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

6.3	Obligations to satisfy

The Company must do all things within its power or control to satisfy the conditions in clause 6.1.

6.4	Issue of Convertible Security

The Investor will advance the Second Payment and the Company must update the Convertible Note Register to reflect the Amount Outstanding on the Second Closing.

7.	Conditions Precedent to Third Closing

7.1	Conditions Precedent to Third Closing – Investor

The Investor shall have no obligation to pay the Third Payment to the Company, unless and until the following conditions are fulfilled, or waived in writing by the Investor by no later than 9 December 2011.

(a)	The Company has delivered to the Investor, and the Investor has received, documentary evidence (reasonably satisfactory to the Investor) of shareholder approval having been obtained so that the Company may proceed with and issue the Securities including the Commencement Fee Shares, without breaching Listing Rule 7.1.

(b)	The Company has delivered or caused to be delivered to the Investor, and the Investor has received, a CEO Certificate (substantially in the form attached as Annexure C) executed on behalf of the Company by its Chief Executive Officer, Managing Director, Chairman or Chief Financial Officer, dated as of the date of the Third Closing.

(c)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates on which they are made or deemed to be made under this Agreement.

(d)	The Investor is of the opinion, acting reasonably, that:

(i)	no Event of Default other than a Remediable Event of Default has occurred;

(ii)	no Remediable Event of Default has occurred and is continuing; and

(iii)	no Event of Default would result from the Third Closing being effected.

(e)	The Company has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or prior to the Third Closing as confirmed in the CEO Certificate.

(f)	The Investor has advanced the Second Payment and the Company has updated the Convertible Note Register to reflect the Amount Outstanding on the Second Closing.

(g)	The Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions, in accordance with paragraphs (a) – (b) of this clause 7.1 in connection with the Second Closing.

The Investor may, but is not required to, deem the absence of any notification by the Company prior to the Third Closing that any conditions to the Third Closing have not been fulfilled to be an assurance that all conditions to the Third Closing have been fulfilled.

7.2	Conditions Precedent to Third Closing – Company

The Company shall have no obligation to proceed with the Third Closing, unless and until the following conditions are fulfilled, or waived in writing by the Company, by no later than immediately prior to the Third Closing:

(a)	The Investor has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Investor as at, or prior to, the Third Closing.

(b)	The representations and warranties of the Investor contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement.

7.3	Obligations to satisfy

The Company must do all things within its power or control to satisfy the conditions in clause 7.1.

7.4	Issue of Securities

The Investor will advance the Third Payment and the Company must update the Convertible Note Register to reflect the Amount Outstanding on the Third Closing.

8.	Share Issue on Conversions

8.1	Conversions of the Convertible Security

(a)	On each date specified by the Investor in its sole discretion (each, a Conversion Date) by providing the Company no less than one (1) Business Day’s prior notice at any time after the Third Closing (each date of such notice, a Conversion Notice Date), the Company shall effect a conversion of the Convertible Security (each, a Conversion) or the part thereof specified by the Investor in its conversion notice, by issuing and Electronically Delivering Shares (in the number determined pursuant to clause 8.2(c)) to the Investor or its nominee or designee (such Shares, whether issued or issuable, Conversion Shares).

(b)	Each Conversion shall be in an amount determined by the Investor and must be for an amount of not less than AU$25,000, except where the balance of the Convertible Security that is outstanding is less than AU$25,000.

(c)	The number of Conversion Shares that the Company shall issue and Electronically Deliver in a Conversion shall be determined by dividing the Australian dollar amount of that Conversion by the Conversion Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number.

(d)	On the date immediately prior to each Conversion Date, the Investor shall provide the Company with a notice of the Conversion Price applicable to the Conversion due to be effected on such Conversion Date, setting out the manner in which such Conversion Price was calculated by the Investor.

(e)	Notwithstanding anything in this Agreement:

(i)	the earliest Conversion Date may be the date that is immediately after shareholder approval of the issue of the Conversion Shares has been obtained and the latest Conversion Date is the date of expiry of the Term; and

(ii)	in the absence of a prior Conversion Notice, the Investor will be deemed to have issued a notice under clause 8.1(a) on the last day of the Term.

(f)	In the event of a consolidation, subdivision or similar reconstruction of the issued capital of the Company, the terms of the Convertible Security will be reconstructed to the extent necessary to comply with the Listing Rules applying to a reconstruction of capital at the time of the reconstruction.

8.2	Conditions to Conversion

The obligation of the Investor to accept a Conversion of all or any part of the Convertible Security by way of Conversion Shares, shall be subject to the fulfilment on or before the relevant the relevant Conversion Date (as the case may be) of each of the conditions set out below.

(a)	The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made.

(b)	The Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Conversion Date (as the case may be).

(c)	If the Conversion Shares may not be issued without breaching Listing Rule 7.1, the Company has obtained an approval under either Listing Rule 7.1 (for the issue of the Conversion Shares) or Listing Rule 7.4 (for any previous issues of securities by the Company (including Securities already issued to the Investor)) to the extent it is required so that the Conversion Shares may be issued without breaching Listing Rule 7.1.

(d)	The Company has provided the Investor with a copy of a duly executed and timely lodged Cleansing Statement (substantially in the form set out in Annexure D of this Agreement) and an Appendix 3B (substantially in the form set out in Annexure F of this Agreement) and confirmation that they have been lodged by the Company with ASX, in respect of the Conversion Shares within 1 Business Day following receipt of the Conversion Notice.

(e)	No Event of Default other than a Remediable Event of Default has occurred.

(f)	No Remediable Event of Default has occurred and is continuing.

(g)	No Event of Default would result from such Conversion being effected.

(h)	Any offer for sale by the Investor or its designee or nominee of the Conversion Shares does not and would not need disclosure under Part 6D.2 of the Corporations Act, subject only to the Company giving a Cleansing Statement.

(i)	The issue and Electronic Delivery of such Conversion Shares would not result in the Company being in breach of the Listing Rules or any other Law.

(j)	The ASX has not indicated to the Company that quotation of such Conversion Shares on the ASX will not be granted upon notification to the ASX of their issue.

(k)	The Investor shall have received all deliveries required in connection with the Conversion.

(l)	The Company has duly issued and Electronically Delivered to the Investor or its designee or nominee, the Conversion Shares issuable by the Company to the Investor or its designee or nominee in a Conversion of the Convertible Security or any part thereof.

(m)	The Investor has received a holding statement from the Company’s securities registrar confirming that the name of the Investor or its designee or nominee has been entered onto the Company’s Share register as holding such Conversion Shares.

8.3	Consequence of Failure to Meet Conditions

(a)	The Company shall not issue Conversion Shares in a conversion of all or any part of any Amount Outstanding, to the Investor or its designee or nominee, without the prior written consent of the Investor if, on the issue of the relevant Shares, any of the conditions in clause 8.2 have not been fulfilled.

(b)	If the Company purports to issue Conversion Shares in breach of paragraph 8.3(a), the relevant issue will not be deemed to have been accepted by the Investor, such issuance shall be deemed not to have been undertaken for the purposes of this Agreement, and in the case of the Conversion Shares, that part of the Amount Outstanding which is purported to have been converted in accordance with clause 8.1 will be deemed to remain outstanding.

9.	Representations and Warranties by the Company

9.1	Representations and Warranties

The Company represents and warrants to the Investor, on the Execution Date, and each Conversion Date, and at each Closing, and where qualified by an express reference to the representation or the warranty being given on a particular other date or dates, on that date or dates, that the following are true and correct and not misleading, including by omission.

(a)	(Organisation, good standing and qualification)

(i)	Each of the Company and its Subsidiaries is an entity duly organised and validly existing under the laws of the jurisdiction of its place of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties (each, Corporate Power).

(ii)	Each of the Company and its Subsidiaries is duly qualified and authorised to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership of property makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company’s or such Subsidiary’s business.

(iii)	No proceeding has been instituted in any jurisdiction seeking to revoke, limit or curtail any Corporate Power or the authority or qualification referred to in subparagraphs (i) and (ii).

(iv)	Neither the Company nor any Subsidiary is in violation or default of any of the provisions of their respective constitution, shareholders’ agreement, certificate or articles of incorporation, bylaws or other organisational or charter documents.

(b)	(Authorisation) The Company has full power and authority to, has taken all action necessary, and has caused its officers, directors and security holders, to take all action necessary to:

(i)	enter into, authorise, execute and deliver the Transaction Documents, including arranging to obtain any shareholder approval required for the issue of the Commencement Fee Shares, the Conversion Shares and the Convertible Security in the manner contemplated in this Agreement; and

(ii)	enter into, and authorise the performance of, all obligations of the Company as and when required under the Transaction Documents and the Contemplated Transactions, including issuing the Investor’s Shares, and no further action is required by the Company, its officers, its board of directors, or its security holders in connection with the Transaction Documents or the relevant Contemplated Transactions, except:

(A)	to the extent this representation is made as of a Conversion Date, and the Conversion Shares may not be issued without a shareholder approval for the purposes of Listing Rule 7.4 for any previous issue of securities by the Company; or

(B)	to the extent this representation is made as of a Closing Date, and the agreement to issue Shares that have been prepaid, or to issue the Convertible Security, by the Company may not be made without shareholder approval for the purposes of Listing Rule 7.4 for any previous issue of securities by the Company.

(c)	(Securities) For the purposes of the Listing Rules:

(i)	the Company’s Appendix 3B dated 5 October 2011 accurately describes the number and type of securities on issue by the Company as at the Execution Date; and

(ii)	as at the Execution Date, the Company has capacity to issue up to 240 million additional Equity Securities.

(d)	(Binding obligations) Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(e)	(Capitalisation) All of the issued Shares:

(i)	have been duly and validly issued;

(ii)	are fully paid and free of pre-emptive rights;

(iii)	were issued in full compliance with applicable securities law and all rights of third parties; and

(iv)	are free and clear of any Liens.

(f)	(Security structure)

(i)	No person is entitled, or purports to be entitled, to any right of first refusal, pre-emptive right, right of participation, or any similar right, to participate in the Contemplated Transactions or otherwise with respect to any securities of the Company.

(ii)	Except as described in Schedule 1, the Company has not granted security with respect to any indebtedness or other equity of the Company.

(iii)	The issuance and sale of any of the Investor’s Shares will not obligate the Company to issue Shares or other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

(iv)	Except as described in Schedule 1:

(A)	there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is, or may be, obligated to issue any equity or equity-linked securities of any kind;

(B)	there are no voting, buy-sell, outstanding or authorised stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights relating to the securities of the Company or agreements of any kind among the Company and any person;

(C)	as of the Execution Date, there is no indebtedness or other equity of the Company that is senior to, or pari passu with, the Convertible Security in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise; and

(D)	the Company does not have in effect or outstanding any shareholder purchase rights, “poison pills” or any similar arrangements giving any person the right to purchase or otherwise acquire any equity interest in the Company upon the occurrence of certain events.

(g)	(Valid issuance) When issued pursuant to this Agreement, all Investor’s Shares will be validly issued and fully paid, and will be free and clear of all Liens and restrictions, except for restrictions on transfer imposed by applicable laws.

(h)	(Consents) The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Investor’s Shares (except as expressly stipulated in this Agreement as required in the future under the circumstances under which they are expressly stipulated under the Agreement to be required), require no waivers of the Listing Rules by the ASX, or any consent of, action by or in respect of, or filing with, any Governmental Authority, or any other person other than:

(i)	lodgement of a Cleansing Statement with the ASX, where applicable;

(ii)	disclosure of the entry into the Agreement to the ASX; and

(iii)	applications to the ASX for the listing of the Investor’s Shares for trading in the time and manner required.

(i)	(Regulatory issues)

(i)	No stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX’s Official List has been requested by the Company or imposed by ASIC, the ASX, or any other Governmental Authority or regulatory body with respect to public trading in the Shares on the ASX (except for any trading halt of 2 days or less or as otherwise agreed to by the Investor, which suspension or halt has been terminated).

(ii)	There is no fact or circumstance that may cause the Company to request, or ASIC, the ASX, or any other Governmental Authority to impose, any stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX’s Official List.

(j)	(No Material Adverse Effect) Since 31 December 2010 there has been no event or condition that has had or may have, a Material Adverse Effect. Since the date of the Company’s Latest Accounts:

(i)	the Company has not incurred any material liabilities (contingent or otherwise) other than:

(A)	trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and

(B)	liabilities not required to be reflected in the Company’s financial statements pursuant to the financial standards pursuant to which such financial statements are prepared, or required to be disclosed in the Company’s public filings;

(ii)	the Company has not altered its method of accounting; and

(iii)	the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, or purchased, redeemed or made any agreements to purchase or redeem any of its Equity Securities.

(k)	(No conflict, breach, violation or default) Except as qualified in clause 9.4, the execution and delivery of, and the performance of the terms of, the Transaction Documents by the Company, and the issuance and sale of any of the Investor’s Shares will not:

(i)	result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries; or

(ii)	violate, conflict with, result in a breach of any provision of, require any notice or consent under, constitute a default under, result in the termination of, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, any of the terms, conditions or provisions of:

(A)	the Company’s constitution as in effect on the date of this Agreement; or

(B)	any Law (including the Listing Rules), Governmental Authorisation, or order of any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary, or any of their respective assets or properties; or

(C)	any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject (or render any such agreement or instrument voidable or without further effect).

(l)	(Litigation)

(i)	Except as set out in Schedule 2, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties, and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(ii)	Neither the Company nor any Subsidiary, nor any director or officer is or has been the subject of any action, suit, proceeding, or investigation involving a claim of violation of or liability under securities laws or a claim of breach of fiduciary duty.

(iii)	There has not been, and to the knowledge of the Company there is no, pending or contemplated investigation by any Governmental Authority involving the Company or any current or former director or officer of the Company.

(iv)	ASIC has not issued any stop order or other order suspending the effectiveness of any prospectus filed or lodged by the Company or any Subsidiary.

(m)	(Compliance) Except as set out in Schedule 3, neither the Company nor any Subsidiary:

(i)	is in material default under, or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

(ii)	is in violation of any order of any court, arbitrator or Governmental Authority; or

(iii)	is or has been in violation of any Law where such violation could have a material adverse effect on the Company’s or a Subsidiary’s business.

(n)	(Tax returns) Without limiting anything else in this Agreement, the Company has filed, or caused to be filed, in a timely manner, all tax returns, business activity statements and other tax filings which were required to be filed by the Execution Date under applicable Tax law, and has paid all Taxes that became due and payable by it on or before the Execution Date when those Taxes became due and payable. No claims have been, or are reasonably likely to be, asserted against it with respect to those filings or payment of Taxes that, if adversely determined, would have the potential to have a Material Adverse Effect.

(o)	(Disclosures)

(i)	The materials delivered, and statements made, by the Company and its representatives to the Investor in connection with the Contemplated Transactions (the Materials) do not:

(A)	contain any untrue statement of a material fact or misleading statement; or

(B)	omit to state a material fact necessary in order to make the statements contained in those Materials, in light of the circumstances under which they were made, not misleading.

(ii)	The Company has disclosed to the Investor in writing all facts relating to the Company, its business, the Transaction Documents, the Contemplated Transactions, and all other matters which are material to the assessment of the nature and amount of the risk inherent in an investment in the Company.

(iii)	Neither the Company nor any of its Subsidiaries has incurred any indebtedness or any security interest in any of its assets that remains outstanding, except as disclosed in the Company’s public filings.

(iv)	Neither the Company nor any of its Subsidiaries has made any agreement, offer, tender or quotation which remains outstanding and currently capable of acceptance relating to the purchase or sale of any business or assets of the Company or any of its subsidiaries.

(p)	(Solvency)

(i)	No judicial order has been made or obtained against the Company or any of its Subsidiaries which is unpaid or unsatisfied.

(ii)	No attachment is in the process of being levied or enforced against any asset of the Company or any of its Subsidiaries.

(iii)	No administrator, liquidator, provisional liquidator, controller or receiver of, or in connection with, the Company or any of its Subsidiaries has been appointed.

(iv)	No person has entered into, proposed, sanctioned, approved, or commenced, legal action relating to any scheme of arrangement, liquidation or compromise, or composition of the liabilities or arrangement of the affairs of the Company or any of its Subsidiaries, or between any of those persons and any of its shareholders and/or creditors.

(v)	Neither the Company nor any of its Subsidiaries is in default under any security interest over, or in relation to, any asset.

(vi)	The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the Contemplated Transactions.

(q)	(Intellectual property)

(i)	The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, Governmental Authorisations, trade secrets and rights necessary to conduct their respective businesses as now conducted.

(ii)	The Company has no knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others.

(iii)	To the knowledge of the Company, there is no claim, action or proceeding made, brought, or threatened, against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to a claim, action or proceeding

(r)	(Law) The Company is in compliance with the Listing Rules and the Corporations Act, and no fact exists which may result in the Company not complying with the Listing Rules or the Corporations Act.

(s)	(Continuous disclosure) The Company is not in breach of its continuous disclosure obligations under the Listing Rules and the Corporations Act.

(t)	(Related party transactions) No person has contravened or will contravene sections 208 or 209 of the Corporations Act by entering into any Transaction Document or participating in any Contemplated Transaction.

(u)	(Entitlement to rely on disclosure exemption) As of the Execution Date and each Conversion Date, (each, a Cleansing Statement Date), the Company and the Investor are entitled to rely on the sale offer exemption under section 708A(5) of the Corporations Act in respect of the Investor’s Shares, in that, in particular:

(i)	the Shares were quoted on the ASX at all times for the preceding twelve (12) months, without suspension for more than five (5) Trading Days;

(ii)	the Shares have been quoted securities at all times in the three (3) months before the day on which they have been, or are to be, issued;

(iii)	no exemption under section 111AS or section 111AT of the Corporations Act applied to the Company, or any director or auditor of the Company, during the preceding twelve (12) months;

(iv)	no order under section 340 or section 341 of the Corporations Act applied to the Company, or any director or auditor of the Company, during the preceding twelve (12) months, and there exist no circumstances that would cause ASIC to make a determination under section 708A(2) of the Corporations Act, and no such determination has been made.

(v)	(Section 713(6) of the Corporations Act) ASIC has not made a determination in relation to the Company under section 713(6) of the Corporations Act.

(w)	(Miscellaneous regulatory issues) As at the Execution Date and after announcement of the Contemplated Transaction, the Company has no information that has been withheld from disclosure to the ASX in accordance with Listing Rule 3.1A.

(x)	(Self-reliance) The Company’s decision to enter into this Agreement has been based solely on its own evaluation of the Contemplated Transactions. The Company has been represented and advised by advisors of their own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Company in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

(y)	(Non-public information) Neither the Company nor any person acting on its behalf has provided the Investor or its agents, representatives or counsel with any information that constitutes material non-public information (as such term is defined under the United States securities laws) or inside information (as such term is defined under the Corporations Act), and to the Company’s knowledge, the Investor does not possess any material non-public information or inside information.

(z)	(Prohibited Transactions) The Company has not entered or agreed to enter into a Prohibited Transaction.

(aa)	(Default) Neither the Company nor any Subsidiary is in default under a document or agreement (including a Governmental Authorisation) binding on it or its assets which relates to financial indebtedness or is otherwise material.

(bb)	(Absence of Events of Default) No Event of Default and no event which, with notice, lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

(cc)	(Brokers and finders) No person will have, as a result of the Contemplated Transactions, any valid right, interest or claim against or upon the Company, any Subsidiary or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(dd)	(U.S. compliance)

(i)	(No general solicitation) Neither the Company nor to its knowledge, any person acting on its behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the United States Securities Act of 1933, as amended (the Securities Act)), in connection with the offering of the Securities to the Investor.

(ii)	(No integrated offering) None of the company or any of its Affiliates or any person acting on behalf of any of them, has solicited any offer to buy, offered to sell or sold, and they will not solicit any offer to buy, offer to sell or sell in the United States any security which could be integrated with the sale of the Securities in a manner that would require the issue, offer and sale of the Securities to be registered under the Securities Act.

(iii)	(Private placement) With respect to the offer and sale of the Securities to the Investor, as contemplated by this Agreement, the Company is relying upon an exemption from registration under the Securities Act provided by section 4(2) thereof.

(iv)	(Foreign private issuer) The Company is a “foreign private issuer” as that term is defined in Rule 405 under the Securities Act.

(v)	(No substantial US market interest) The company reasonably believes there is no “substantial US market interest” (as defined in Regulation S under the Securities Act).

(vi)	(No directed selling efforts) With respect to Securities sold in reliance on Regulation S under the Securities Act, none of the Company, its Affiliates nor any person acting on their behalf has engaged, or will engage, in any “directed selling efforts” (as defined in Regulation S under the Securities Act).

(vii)	(No registration required) Subject to compliance by the Investor with its obligations under clause 10 of this Agreement, it is not necessary in connection with the initial offer, sale and delivery of the Securities by the Company in the manner contemplated by this Agreement, to register the Securities under the Securities Act.

9.2	Investor’s reliance

The Company acknowledges that the Investor has entered into this Agreement in reliance on the Company’s representations and warranties set out in this Agreement.

9.3	Construction of representation and warranties

Each representation and warranty of the Company is to be construed independently of the others and is not limited by reference to any other representation or warranty.

9.4	Disclosures and limitations

(a)	Other than as specified in this clause 9.4, the representations and warranties of the Company set out in clause 9.1 are not limited in any way by information gathered by the Investor, its advisers or representatives.

(b)	The representations and warranties of the Company shall be qualified only to the extent:

(i)	expressly set out in Schedules 1 – 3 (the Disclosure Schedules);

(ii)	it is information which is, was or would have been revealed from a review of the Company’s Latest Accounts, by searches of any public filings or public register kept by the ASIC under the Corporations Act in relation to the Company or by reviewing Company announcements lodged with ASX.

9.5	Notice

The Company shall immediately notify the Investor upon becoming aware of any breach of any representation or warranty given by the Company under this Agreement.

10.	Representations and Warranties of the Investor

10.1	Representations and Warranties

The Investor represents and warrants to the Company, on and as of the Execution Date, and as of each Closing (in each case, except where qualified by an express reference in this clause 10.1 as to the representation or the warranty being given on and as of a particular date or dates, only on and as of that date or dates), that the following are true:

(a)	(Organisation, good standing and qualification)

(i)	The Investor is a validly existing limited partnership and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations under this Agreement.

(ii)	The Investor is in good standing under the laws of the jurisdiction of its place of incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties (each, the Investor’s Corporate Power).

(iii)	No proceeding has been instituted in any jurisdiction seeking to revoke, limit or curtail any Investor’s Corporate Power or the authority or qualification referred to in the preceding sentence of this paragraph.

(iv)	The Investor is not in violation or default of any of the provisions of its limited partnership agreement, certificate of formation, or other organisational or charter documents.

(b)	(Authorisation) The execution, delivery and performance by the Investor of the Agreement have been duly authorised and will each constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)	(U.S. Compliance - investment intent) For purposes of assuring that the Investor is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act, the Investor represents that it:

(i)	is acquiring the Securities as principal for its own account for investment purposes only (as contemplated by the Securities Act and the rules and regulations thereunder) and not with a present view to or for distributing or reselling such Securities or any part of the Securities in violation of the Securities Act;

(ii)	has no present intention of distributing any of the Securities in violation of the Securities Act; and

(iii)	has no arrangement or understanding with any other person or persons regarding the distribution of such Securities in violation of the Securities Act.

The representations and warranties set out in this clause are to be interpreted in accordance with clause 11.16. The Investor further confirms that it has no actual knowledge (having regard to information obtained and reviewed by the Investor as per sub-clause 10.1(f)) that the representation and warranties made by the Company in clause 9.1(dd) are not all true and correct.

(d)	(Investor status) At the time the Investor was offered the Securities, it was, and at the Execution Date it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not, and is not required to be, registered as a broker or dealer under section 15 of the Exchange Act.

(e)	(Experience of the Investor)

(i)	The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(ii)	The Investor is a sophisticated investor or a professional investor, for the purposes of sections 708(8) and 708(11) of the Corporations Act.

(iii)	The Investor has been represented and advised by advisors of its own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Investor in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

(iv)	The Investor is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(f)	(Adequate information) The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has reviewed such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Securities.

(g)	(General solicitation) The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or in any filing with the United States Securities and Exchange Commission, or any other general solicitation or general advertisement (as those terms are used in Regulation D under the Securities Act).

(h)

(Limitation on transfer) The Investor understands that the offer and sale of the Securities have not been and will not be registered under the Securities Act and that the Securities can only be resold if such Securities are reoffered and resold by Investor (A) in an “offshore transaction” (as defined in Rule 902(h) under the Securities Act) complying with Regulation S under the Securities Act, including in regular brokered transactions on the ASX where neither Investor nor any person acting on its behalf knows, or has reason to know, that the sale has been pre-arranged with, or that the purchaser is, in the United States, (B) in a transaction exempt from registration under the Securities Act pursuant to Rule 144 thereunder (if available), (C) to a person whom Investor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of one or more other qualified institutional buyers in a transaction meeting the requirements of Rule 144A under the Securities Act, or (D) pursuant to an effective registration statement under the Securities Act (which Investor acknowledges that the Company has no obligation to file or make available), and in each of the cases (A) through (D) in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Except for the sale of Securities in regular brokered offshore transactions on the ASX complying with Regulation S under the Securities Act, the Investor agrees that it (or any other person for whose account or benefit the Investor is purchasing the Securities) will notify any person to whom any Securities are sold or otherwise transferred, prior to any such transfer, that such person will be bound by the provisions of this clause 10.1(h).

(i)	(Restricted securities) Investor understands that the Securities will constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and for so long as they remain restricted securities, Investor agrees not to deposit the Securities in any unrestricted American Depositary Receipt facility with respect to the ordinary shares of the Company that may be established or maintained by a depositary bank unless and until such time as such Securities are no longer restricted securities within the meaning of Rule 144 under the Securities Act.

10.2	Company’s Reliance

The Investor acknowledges that the Company has entered into this Agreement in reliance on the Investor’s representations and warranties set out in this clause 10.

10.3	Construction of Representation and Warranties

Each representation and warranty of the Investor is to be construed independently of the others and is not limited by reference to any other representation or warranty.

10.4	Notice

The Investor shall immediately notify the Company upon becoming aware of any breach of any representation or warranty given by the Investor under this Agreement.

11.	Additional Covenants and Agreements

11.1	Ranking of the Investor’s Shares

(a)	The Investor’s Shares shall rank equally in all respects with the existing Shares on the date of issue of the Investor’s Shares.

(b)	At each issuance, the Company shall credit all Investor’s Shares as fully paid.

(c)	All Investor’s Shares shall be issued free and clear of any Liens.

11.2	Ranking of Investor’s Interests the Convertible Security

(a)	The Convertible Security shall constitute direct, general, subordinated unsecured and unconditional obligations of the Company, which, subject to paragraph 11.2(b), rank pari passu among themselves and with other unsecured subordinated obligations of the Company.

(b)	The Convertible Security shall be subordinate to the Company’s existing and future credit and debt facilities.

11.3	Rights of Investor

The right of the Investor to be issued Conversion Shares in accordance with this Agreement, shall not confer on the Investor any entitlement to receive dividends or vote at a general meeting of shareholders of the Company

11.4	No Conflicting Actions

(a)	Neither Party will take any action, enter into any agreement, or make any commitment, that would conflict or interfere in any material respect with its obligations to another Party under the Agreement.

(b)	Unless so required by applicable law or regulation or in order to establish a dividend, distribution or other rights attaching to the Shares, the Company shall not close its share register or take any other action which prevents the transfer of its Shares or options generally.

11.5	Compliance with Laws

(a)	he Company and the Investor shall each comply with all applicable Laws.

(b)	The Company shall make, in a timely manner, all filings that may be required under the applicable Laws in connection with the Contemplated Transactions.

11.6	Further Assurances

(a)	Each Party shall:

(i)	take, or cause to be taken, all such further actions, as may reasonably be required;

(ii)	execute and deliver all such other agreements, certificates, instruments and documents, as may reasonably be required; and

(iii)	use its reasonable efforts to obtain (and refrain from taking any wilful action that would impede or delay obtaining) all consents, waivers, approvals (including all shareholder approvals referred to in this Agreement), authorisations and orders needed;

in order to consummate the Contemplated Transactions.

(b)	The Company:

(i)	shall not, by amendment of its constitution or similar organisational document, or through any reorganisation, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under any Transaction Documents by the Company; and

(ii)	shall, at all times, in good faith assist in the carrying out of all the provisions of all Transaction Documents and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Investor against impairment.

11.7	Non-ASX Quotation

(a)	The Company shall not permit the Company or any of its securities to be listed or quoted on any financial market, quotation system, or stock exchange, other than the ASX, without the Investor’s prior written consent, which consent may be withheld in the Investor’s sole discretion.

(b)	The Company shall not register a class of equity securities under the Exchange Act and shall not, by the taking of any action or by omission to take action, be required to file reports pursuant to Section 13 or Section 15 of the Exchange Act.

11.8	Quotation

(a)	The Company shall undertake its good faith best efforts, and execute all documents that are necessary to be executed (including execution of each Appendix 3B), so as to obtain quotation of each parcel of the Investor’s Shares on the ASX no later than on the Business Day immediately after the day of the issuance of such parcel.

(b)	No later than on the Business Day on which the ASX grants quotation of the Investor’s Shares, the Company shall provide the Investor with documentary evidence of the ASX having granted such quotation.

11.9	Reports

As long as the Investor owns any Securities, the Company covenants to use good faith and its best efforts to file within any mandatory timeframe (or obtain extensions of those timeframes where required, and to file within the applicable grace period) all reports required to be filed by the Company after the Execution Date pursuant to applicable Law.

11.10	ASX Listing, Trading Halts and Suspensions

At all times, the Company shall ensure that the Shares remain continuously quoted on the ASX without suspension for more than five (5) Trading Days in any twelve (12) month period, for as long as the Investor holds any Securities.

11.11	Securities Registrar

(a)	The Company shall not give its securities registrar instructions inconsistent with this Agreement.

(b)	In the event that the Company’s securities registry relationship with its current securities registrar is terminated for any reason, the Company shall immediately appoint a new securities registrar.

11.12	Registers of Convertible Security

The Investor shall, on behalf of the Company, as the Company’s attorney, maintain the Register of the Convertible Security, during the term of this Agreement.

11.13	Prohibited Transactions

From the Execution Date until the date of termination of this Agreement (or such earlier date as the Parties may agree acting reasonably) the Company shall not effect, or enter into an agreement to effect, any Prohibited Transaction.

11.14	Future Cleansing Statements

(a)	For as long as the Shares are listed on the ASX, notwithstanding any other provision of this Agreement, no later than on the Business Day immediately after the date of issuance of any Investor’s Shares and in any event no later than the lodgement of the Appendix 3B in respect of those Investor’s Shares the Company shall:

(i)	issue a Cleansing Statement; and

(ii)	notify the Investor that it has issued such Cleansing Statement.

(b)	The Company shall use its good faith best efforts to ensure that it is able to issue Cleansing Statements at all times while it remains liable under this Agreement to issue any Investor’s Shares.

(c)	If an issue of a Cleansing Statement referred to in clause 11.14(a) would not, in the Investor’s reasonable opinion:

(i)	be permitted under applicable law; or

(ii)	result in the Shares to which such Cleansing Statement would relate being eligible to be freely and immediately traded on the ASX by the Investor;

then at the direction of the Investor, the Company shall as soon as practicable, but in any event no later than thirty (30) Business Days (or such later date as the Parties may agree acting reasonably) after the date on which the Company was required to issue the relevant Investor’s Shares, lodge with ASIC a disclosure document for the purposes of Chapter 6D of the Corporations Act covering the Shares to which the Cleansing Statement would have related.

(d)	(i)

At any time prior to the lodgement of a disclosure document by the Company pursuant to clause 11.14(c), the Investor may elect, by notice in writing to the Company, that the Company issue the relevant Investor’s Shares, provided that the Investor gives an undertaking to the Company not to sell those shares prior to lodgement of the disclosure document with ASIC, otherwise than to a person who is a sophisticated or professional investor under section 708(8) or section 708(11) of the Corporations Act respectively (for the avoidance of doubt, this issue of the Investors’ Shares by the Company shall not relieve it of the obligation to lodge a disclosure document with ASIC); and

(ii)	unless the Investor has made an election under clause 11.14(d)(i), the Company shall not be required to issue the relevant Investor’s Shares until the date that the disclosure document is lodged with ASIC, and the Investor shall have no obligation to accept a Conversion.

11.15	Regulatory Limitation

(a)	Notwithstanding anything contained in clause 8, where an issuance of Conversion Shares would result in:

(i)	an acquisition of a relevant interest in the Shares which would result in the voting power in the Company of the Investor and its associates (as defined in the Corporations Act) to exceed, in aggregate, 19.99%; or

(ii)	the Company breaching Listing Rule 7.1 or any other Listing Rule,

(each a Threshold Event);

the Company shall not effect such Conversion by way of issuance of Shares, and may elect to make a payment in immediately available funds, in lieu of the Conversion, at the face value of the Convertible Security being so repaid or alternatively to postpone any Conversion Share issuance for a period of up to forty (40) Business Days to allow the Investor and the Company to comply with their respective obligations under clauses 11.15(b) and 11.15(c).

(b)	Where an issue of Conversion Shares under this Agreement would result in a Threshold Event, the Investor shall make reasonable efforts for such issue not to result in a Threshold Event. If after making any reasonable efforts the Investor has formed the view that the issue of Conversion Shares under this Agreement would still result in a Threshold Event, the Investor may require the Company to convene a meeting of its shareholders to obtain an approval:

(i)	under Listing Rule 7.4 for any previous issues of securities by the Company (including Securities already issued to the Investor) to the extent it is required so that the Conversion Shares may be issued without breaching Listing Rule 7.1; and

(ii)	under Item 7 of Section 611 of the Corporations Act to the extent it is required so that any Conversion Shares may be issued and be exempt from the prohibitions contained in Section 606 of the Corporations Act;

(c)	The Company must do such other things that may be reasonably done to enable the issue of the Conversion Shares without resulting in a Threshold Event.

11.16	Investor’s Activity

(a)	The Investor acknowledges and agrees that the Securities may only be disposed of in compliance with United States state and federal securities laws and Australian securities laws.

(b)	Subject to clauses 10.1(c) and 10.1(h), the Corporations Act and the applicable United States federal and state securities laws, the Investor may purchase and/or sell or otherwise dispose of any securities, including any Investor’s Shares, at any time, and hold or not hold any securities, including any Investor’s Shares, for any term.

(c)	For clarity, notwithstanding anything in clause 10.1(c), it is acknowledged by the Parties that:

(i)	the Investor’s representation and warranty set out in clause 10.1(c) does not limit the Investor’s right to sell or otherwise dispose of any of the Securities, at any time, in compliance with applicable Australian securities laws and United States federal and state securities laws; and

(ii)	nothing contained in this Agreement shall be deemed a representation or warranty by the Investor to hold any Securities for any period of time, except as required by the applicable law.

(d)	The Company acknowledges and agrees that transactions in its securities by the Investor may impact the market prices of the Company’s publicly-traded securities, including during periods when the prices at which the Company may be required to issue Investor’s Shares are determined.

(e)	The Investor will only sell Investor’s Shares if, at the time of such sale, it has a presently exercisable and unconditional right to vest the Shares in the buyer and otherwise complies with the requirements of the Corporations Act.

11.17	Set-Off

(a)	The Investor may set off any of its obligations to the Company (provided they are due for payment), against any of the Company’s obligations to the Investor (provided they are due for payment) under this Agreement and/or any Transaction Document.

(b)	The Investor may do anything necessary to effect any set-off undertaken in accordance with this clause 11.17 (including varying the date for payment of any amount payable by the Investor to the Company).

11.18	Set-Off Exclusion

All payments which are required to be made by the Company to the Investor shall be made without:

(a)	any set-off, counterclaim or condition; or

(b)	any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by law,

except as may otherwise be consented to by the Investor.

11.19	Stamp Duties

Without limiting anything else in this Agreement, the Company shall indemnify the Investor against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment, including any penalty, fine or interest, which the Investor pays, suffers, incurs, or is liable for, in connection with (including any administration costs of the Investor in connection with the matters referred to in the preceding part of this sentence, any legal costs and expenses and any professional consultants’ fees for any of the above on a full indemnity basis):

(a)	the stamping of, or any stamp duty payable on, any of the following:

(i)	this Agreement;

(ii)	a Contemplated Transaction, including the issue of any of the Securities; or

(iii)	any agreement or document entered into or signed under, or the performance or exercise of any right or obligation under, this Agreement or a Contemplated Transaction;

(b)	any enquiry by a Governmental Authority (including any stamp duty or state or territory revenue office) in connection with the assessment for stamp duty of the documents referred to in this clause 11.19 involving the Investor;

(c)	any litigation or administrative proceedings (including any objection made to a stamp duty or state or territory revenue office) taken against or involving the Investor in connection with the assessment for stamp duty of the documents or transactions referred to in this clause 11.19; and/or

(d)	any future, or any change in any present or future, stamp duty law or regulation or stamp duty or state or territory revenue office practice (with which, if not having the force of law, compliance is in accordance with the practice of responsible bankers and financial institutions in the jurisdiction concerned).

11.20	Conduct of Business

The Company shall, and shall cause all of its Subsidiaries to carry on and conduct its business and the business of each Subsidiary in a proper and efficient manner in accordance with good commercial practice, and ensure that while there is an Amount Outstanding, the voting and other rights attached to the Shares (or any other securities of the Company) are not altered in a manner which, in the reasonable opinion of the Investor, is materially prejudicial to the Investor.

11.21	Miscellaneous Negative Covenants

The Company shall not, and shall cause all of its Subsidiaries not to, directly or indirectly, without the Investor’s written approval (such approval not to be unreasonably withheld):

(a)	dispose, in a single transaction, or in a series of transactions, of all or any part of its assets unless such disposal is:

(i)	in the ordinary course of business;

(ii)	for fair market value; and

(iii)	approved by the board of directors of the Company;

(b)	reduce its issued share capital or any uncalled liability in respect of its issued capital, except by means of a purchase or redemption of the share capital that is permitted under Australian law;

(c)	undertake any consolidation of its share capital;

(d)	change the nature of its business or the nature of the business of any Subsidiary;

(e)	transfer the jurisdiction of incorporation of the Company or any of its Subsidiaries;

(f)	enter into any agreement with respect to any of the matters referred to in paragraphs (a) – (e).

11.22	Use of Proceeds

The Company shall use the funds received from the Investor under this Agreement for general corporate and working capital purposes that are reasonable in light of the nature of the Company’s business as of the Execution Date, and not, among other things, for dividend payments, or the repayment or redemption of any indebtedness or obligations or interests held by any security holders.

11.23	Withholding Gross-Up

If the Company is required by law to withhold or deduct an amount from any amount payable to the Investor:

(a)	the Company shall pay the amount required to be withheld or deducted to the relevant revenue or collection authority within the time allowed for such payment; and

(b)	the Company shall pay such additional amounts as are necessary to ensure that after making the deduction or withholding, the Investor receives the full amount required to be paid before giving effect to such deduction.

11.24	Board Nominee

The Investor is entitled but not obliged to at any time while it holds the Harmony Notes to nominate one representative of the Investor (including any replacement) to the Board of Directors of the Company. Any person so nominated will be subject to the retirement by rotation at the Company’s next annual general meeting in accordance with the Company’s constitution.

12.	Taxes

(a)	Without limiting anything else in this Agreement the Company shall:

(i)	pay any Tax required to be paid to any Governmental Authority (other than Excluded Tax) which is payable in respect of this Agreement or any Contemplated Transaction (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of this Agreement or any Contemplated Transaction);

(ii)	pay any fine, penalty or other cost in respect of a failure to pay any Tax (other than Excluded Tax) as required by this clause 12; and

(iii)	indemnify the Investor against any amount payable by it under this clause 12.

(b)	Without limiting anything else in this Agreement, if the Investor is or becomes liable to pay any GST in respect of any supply it makes, under, in accordance with, or pursuant to an enforcement of, this Agreement or any Contemplated Transaction, whether or not that supply is made to or for the benefit of the Company (GST Liability) then:

(i)	to the extent that an amount is payable by the Company to the Investor under this Agreement or in any Contemplated Transaction for that supply, that amount will be increased by the full amount of the GST Liability; and

(ii)	otherwise, the Company shall indemnify the Investor for the full amount of the GST Liability and any interest or penalties in relation to that GST Liability.

(c)	Without limiting anything else in this Agreement:

(i)	the Company shall pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax that may be payable to, or required to be paid by, any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any Contemplated Transaction or any payment, receipt or other transaction contemplated by this Agreement; and

(ii)	the Company shall indemnify the Investor against any loss or liability incurred or suffered by it as a result of the delay or failure by the Company to pay those Taxes.

(d)	Without limiting anything else in this Agreement, at all times on and from the date of this Agreement, the Company shall comply in all material respects with all applicable laws relating to Tax and promptly file, or cause to be filed, all tax returns, business activity statements, and other tax filings, required under applicable Tax law.

13.	Default

13.1	Events of Default

Any of the following shall constitute an Event of Default.

(a)	Any of the representations, warranties, or covenants made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document, Materials or public filing are inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor, any of its representatives, or the Company’s shareholders, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date, Conversion Date, or date of issuance of any Investor’s Shares.

(b)	The Company makes an application under section 411 of the Corporations Act.

(c)	The Company or any Subsidiary of the Company is or becomes insolvent within the meaning of section 95A(2) of the Corporations Act.

(d)	A court is required by reason of section 459C(2) of the Corporations Act to presume that the Company or any Subsidiary is insolvent.

(e)	The Company or any Subsidiary is served with a statutory demand (in accordance with Division 2 of Part 5.4 of the Corporations Act).

(f)	An administrator is appointed over all or any of the assets or undertaking of the Company or any Subsidiary or any step preliminary to the appointment to an administrator has been taken.

(g)	A controller within the meaning of section 9 of the Corporations Act or similar officer is appointed to all or any of the assets or undertaking of the Company or any Subsidiary.

(h)	An application or order is made, a proceeding is commenced, a resolution is passed or proposed in a notice of meeting, or an application to a court or other steps are taken (other than frivolous or vexatious applications, proceedings, notices or steps), for the winding up or dissolution of the Company or any Subsidiary, or for the Company or any Subsidiary to enter an arrangement, compromise or composition with, or assignment for the benefit of, its creditors, a class of them, or any of them.

(i)	The Company or any of its Subsidiaries ceases, suspends, or threatens to cease or suspend, the conduct of all or a substantial part of its business, or dispose of, or threaten to dispose of, a substantial part of its assets.

(j)	The Company or any of its Subsidiaries takes action to reduce its capital or pass a resolution referred to in section 254N(1) of the Corporations Act.

(k)	The Company does not comply with clause 11.14 (regardless of whether it is able to comply with clause 11.14) or, despite so complying, the Investor’s Shares the subject of the Cleansing Statement referred to in clause 11.14 cannot, in the Investor’s reasonable opinion, be freely traded following their quotation on ASX without a prospectus required under Part 6D.2 of the Corporations Act.

(l)	Any Investor’s Shares are not quoted on ASX by the Business Day immediately following the date of their issue.

(m)	A stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List has been requested by the Company or imposed by ASIC, the ASX, or any other Governmental Authority or regulatory body with respect to public trading in the Shares on the ASX, except for a trading halt not exceeding two (2) Trading Days or as agreed to by the Investor, which will be terminated prior to the earlier of the next Closing that would otherwise follow the date of such trading halt.

(n)	There exists a fact or circumstance that may cause the Company to request, or the ASX or any other Governmental Authority or regulatory body to impose, a stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List, except for any particular trading halt not exceeding two (2) Trading Days or as agreed to by the Investor, which will be terminated prior to the earlier of the next Closing that would otherwise follow the date of such trading halt.

(o)	Any of the conditions set out in clauses 5.1, 6.1 or 7.1 have not have been fulfilled in a timely manner or the time prescribed.

(p)	A Transaction Document or a Contemplated Transaction has become, or is claimed (other than in a vexatious or frivolous proceeding) by any person that is not the Investor or its Affiliate to be, wholly or partly void, voidable or unenforceable.

(q)	Any person has commenced any action, claim, proceeding, suit, investigation, or action against any other person or otherwise asserted any claim before any Governmental Authority, which seeks to restrain, challenge, deny, enjoin, limit, modify, delay, or dispute, the right of the Investor or the Company to enter into any Transaction Documents or undertake any of the Contemplated Transactions (other than a vexatious or frivolous proceeding or claim).

(r)	The Company challenges, disputes or denies the right of the Investor to receive any Investor’s Shares, or otherwise dishonours or rejects any action taken, or document delivered, in furtherance of the Investor’s rights to receive any Investor’s Shares (provided that nothing in this clause 13.1(r) is deemed to prevent the Company from challenging the Investor’s actions to which the Investor is not in fact entitled under this Agreement).

(s)	A Material Adverse Effect, or an event, development or condition which, in the reasonable judgment of the Investor would be likely to have a Material Adverse Effect, occurs.

(t)	There exists a Law which, or an official or reasonable interpretation of which, in the Investor’s reasonable opinion, makes it, or is more likely than not to make it, illegal or impossible for the Investor or the Company to undertake any of the Contemplated Transactions or transactions of similar kind (including acquisition and/or disposition, at a time of the Investor’s choosing, of any Investor’s Shares) in accordance with this Agreement, or renders, or is more likely than not to render, consummation of any of the Contemplated Transactions in accordance with this Agreement unenforceable, void, voidable or unlawful, or contrary to or inconsistent with any Law.

(u)	If:

(i)	a change in an interpretation or administration of a Law or a proposed Law introduced or proposed to be introduced into the Parliament of the Commonwealth of Australia or any State or Territory of Australia, or the House of Representatives or Senate of the United States of America, or by the ASX;

(ii)	compliance by the Investor or any of its Affiliates with a Law or an interpretation or administration of a Law; or

(iii)	a change in a Law or an interpretation or administration of a Law,

has, or is more likely than not to have, in the reasonable opinion of the Investor, directly or indirectly, the effect of:

(iv)	varying the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document or Contemplated Transactions so that the Investor’s rights, powers, benefits, remedies or economic burden (including any tax treatment in the hands of the Investor) are adversely affected (including by way of delay or postponement);

(v)	otherwise adversely affecting rights, powers, benefits, remedies or the economic burden of the Investor (including by way of delay or postponement); or

(vi)	otherwise making it impracticable for the Investor to undertake any of the Contemplated Transactions.

(v)	A securities registrar refuses to comply with a direction to issue, or record an issuance of, securities to the Investor.

(w)	Any consent, permit, approval, registration or waiver necessary or appropriate for the consummation of those Contemplated Transactions that remain to be consummated at the applicable time, has not been issued or received, or does not remain in full force and effect.

(x)	The Company fails to perform, comply with, or observe, any other material term, covenant, undertaking, obligation or agreement under any Transaction Document.

(y)	A default judgment of an amount of AU$200,000 or greater is entered against the Company or any of its Subsidiaries.

(z)	Any present or future liabilities, including contingent liabilities, of the Company or any of its Subsidiaries for an amount or amounts totalling more than AU$200,000 have not been satisfied on time in accordance creditors’ payment requirements, or have become prematurely payable.

13.2	Investor Right to Investigate an Event of Default

If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a)	the Investor may investigate such purported Event of Default;

(b)	the Company shall co-operate with the Investor in such investigation;

(c)	the Company shall comply with all reasonable requests made by the Investor of the Company in connection with any investigation by the Investor; and

(d)	the Company shall pay all reasonable costs in connection with any investigation by the Investor.

14.	Rights of the Investor upon Default

(a)	Upon the occurrence or existence of any Event of Default and at any time during the continuance of such Event of Default, the Investor may:

(i)	declare, following the provision of notices as required by clause 15(a)(ii), by notice to the Company, effective immediately, all outstanding obligations of the Company under the Transaction Documents to be immediately due and payable in immediately available funds (including, without limitation, the amount paid by the Investor for the Convertible Security in relation to which no Conversion has occurred), without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and/or

(ii)	terminate this Agreement, by notice to the Company, effective as of the date set out in the Investor’s notice; provided that:

(A)	an Event of Default as set out in clauses 13.1(v) or 13.1(w) (each, Remediable Event of Default A), if capable of being remedied, has continued for a period of two (2) Business Days after notice of such default has been given to the Company by the Investor, before the Investor may exercise its rights set out in paragraphs (a)(i) and (a)(ii) of this clause;

(B)	an Event of Default as set out in clauses 13.1(k), 13.1(l) or 13.1(o) (each, Remediable Event of Default B), if capable of being remedied, has continued for a period of two (2) Business Days, before the Investor may exercise its rights set out in paragraphs (a)(i) and (a)(ii) of this clause; and

(C)	an Event of Default as set out in clause 13.1(q) (a Remediable Event of Default C), if capable of being remedied, has continued for a period of ten (10) Business Days after notice of such default has been given to the Company by the Investor, before the Investor may exercise its rights set out in paragraphs (a)(i) and (a)(ii) of this clause.

(b)	Where an Event of Default has occurred, the Investor shall have:

(i)	no obligation to accept a Conversion or to consummate a Closing under this Agreement; and

(ii)	the right to postpone the Conversion Dates and the Closing Dates accordingly.

(c)	In addition to the remedies set out elsewhere in this clause 14, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

(d)	Notwithstanding anything to the contrary contained in this Agreement or in any other Transaction Document, in addition to the rights of the Investor specified elsewhere in this clause 14, and notwithstanding the provisions of clause 3, upon an Event of Default occurring, the interest payable on the Convertible Security shall be at a rate per annum of the interest rate prescribed for the purposes of section 101 of the Civil Procedure Act 2005 (NSW) prevailing at the time of the Event of Default, which interest shall accrue from the earliest date of that part of the Convertible Security that remain outstanding and shall be compounded monthly, for as long as the Event of Default shall not have been remedied in accordance with clause 14(a).

15.	Termination

15.1	Events of Termination

This Agreement:

(a)	shall terminate immediately upon expiration of the Term; and

(b)	may be terminated:

(i)	by the mutual written consent of the Parties, at any time;

(ii)	by either Party, by written notice to the other Party, effective immediately, if the First Closing has not occurred within ten (10) Business Days of the Execution Date or such later date as the Parties agree in writing, provided that the right to terminate this Agreement under this clause 15.1(b)(ii) is not available to any Party:

(A)	that is in material breach of or default under this Agreement; or

(B)	in the case of purported termination under clause 15.1(b)(ii), whose failure to fulfil any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the First Closing to occur;

(iii)	by the Investor, in accordance with clauses 5.5; or

(iv)	by the Investor, by written notice to the Company, effective as of the date stipulated (in the Investor’s sole discretion) by the Investor in such notice, provided that the Company has given notice to the Investor of its intention to undertake, or has undertaken, or has become required to undertake, a payment in immediately available funds for any reason, (and, for the avoidance of doubt, such right of termination shall not be deemed to have been waived in connection with subsequent payments in immediately available funds, if not exercised in connection with any earlier payment in immediately available funds).

15.2	Effect of Termination

(a)	Each Party’s right of termination under clause 15.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)	Nothing in this Agreement shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

16.	Survival and Indemnification

16.1	Survival

(a)	The Company’s representations and warranties contained in clause 9 of this Agreement shall survive the execution of this Agreement, and each Closing, Conversion, payment, and other Contemplated Transaction.

(b)	The provisions of clauses 4, 7 – 13 and 15 – 18 of this Agreement shall survive, and continue in full force and effect, notwithstanding the execution of this Agreement, and each Closing, Conversion, payment, and other Contemplated Transaction, and the termination of this Agreement or another Transaction Document or any related provision.

(c)	To the extent that any, Conversion or payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other person under any bankruptcy law, common law or equitable cause, then to such extent, any amount satisfied by such, Conversion or payment shall be revived and continue as if such payment or proceeds had not been received, and the rights, powers and remedies under this Agreement and all other Transaction Documents shall continue in full force and effect. In such event, each relevant Transaction Document shall be deemed to be automatically reinstated, and the Company shall take such action as may be reasonably requested by the Investor to effect such reinstatement.

16.2	Indemnification

(a)	An Indemnified Person shall not be liable to the Company, and the Company shall indemnify and hold harmless each of the Investor, The Lind Partners, LLC and Affiliates of each of those parties, and the respective directors, officers, members, shareholders, partners, employees, attorneys, agents and permitted successors and assigns of each of the Investor, The Lind Partners, LLC and Affiliates of each of those parties (each, an Indemnified Person), from and against any and all losses, claims, damages, liabilities, awards, demands and expenses including, without limitation, all judgments, amounts paid in settlements, reasonable solicitors’ fees and costs and attorney fees and disbursements, and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit, investigation, or action by any Governmental Authority, pending or threatened, and the costs of enforcement) (collectively, Losses), that arise out of, are based on, relate to, or are incurred in connection with, any of the following:

(i)	a breach or non-performance by the Company of its covenants under this Agreement;

(ii)	a breach or an inaccuracy of any of the Company’s representations or warranties made in this Agreement;

(iii)	an untrue statement made in the Materials or the Company’s public filings of a material fact in relation to the Company or the Contemplated Transactions;

(iv)	any non-disclosure of any material fact in relation to the Company or the Contemplated Transactions, or necessary to make the statements in the Materials or the Company’s public filings, in light of the circumstances under which they were made, not misleading; and

(v)	without limiting anything contained in this clause 16.2, the execution, delivery, performance or enforcement of any of the Transaction Documents or any of the Contemplated Transactions, or any other instruments, documents or agreements executed pursuant to, or in connection with, any of the items referred to in paragraphs (i) – (iv);

provided, however, that the Company shall not indemnify any Indemnified Person from, or hold any Indemnified Person harmless against, any Losses that result solely from:

(vi)	such Indemnified Person’s breach of any representation or warranty contained in this Agreement, or

(vii)	such Indemnified Person’s fraud, gross negligence or wilful default in performing its obligations under this Agreement.

(b)	To the extent that the Company’s undertaking in this clause 16.2 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable law.

(c)	To the extent that any amount payable to an Indemnified Person in accordance with this clause 16.2 is subject to Tax or withholding, then, without limiting clause 11.23 or clause 12, the Company shall increase the amount payable to the Indemnified Person by such additional amount as is necessary to ensure that after making the allowance for any Tax that may be payable, the Indemnified Person receives the full amount required to be paid before giving effect to such allowance for Tax.

(d)	Each indemnity set out in this Agreement:

(i)	is a continuing obligation, independent of the Company’s other obligations under this Agreement;

(ii)	continues notwithstanding any termination of this Agreement;

(iii)	constitutes a liability of the Company separate and independent from any other liability under this Agreement and under any other agreement; and

(iv)	shall survive, and continue in full force and effect, in accordance with clause 16.1(a).

(e)	The Investor and all other Indemnified Persons are not required to incur any expense or make any payment before enforcing any indemnity under this Agreement.

(f)	The Company acknowledges that the indemnity given under this clause 16.2 is directly enforceable against it by any Indemnified Person. The Investor holds the benefit of this clause 16.2 on trust for any Indemnified Person.

17.	Miscellaneous

17.1	Time of the Essence

With regard to all dates and time periods set out in the Agreement or referred to in any Transaction Document, time is of the essence.

17.2	No Partnership or Advisory or Fiduciary Relationship

Nothing in this Agreement shall be construed to create a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company.

17.3	Certificates

Each certificate or notice given by the Investor to the Company, including each certificate as to the occurrence of a Closing, shall be sufficient evidence of an amount or matter in connection with any Transaction Document or Contemplated Transaction, unless the content of such certificate or notice is proven to be incorrect.

17.4	Remedies and Injunctive Relief

(a)	The rights and remedies of the Investor set out in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by law or otherwise.

(b)	The Company acknowledges that:

(i)	monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement; and

(ii)	the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if:

(A)	the Company fails to comply or threatens not to comply with this Agreement; or

(B)	the Investor has reason to believe that the Company will not comply with this Agreement.

17.5	Successors and Assigns

(a)	The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this clause 17.5.

(b)	Neither this Agreement nor any of the Company’s rights and obligations under this Agreement may be assigned by the Company without the prior written consent of the Investor.

(c)	The Investor may assign this Agreement and/or any of its rights and/or obligations under this Agreement to any Affiliate of the Investor, any bank or financial institution, any successor entity in connection with a merger or consolidation of the Investor with another entity, and/or any acquirer of a substantial portion of the Investor’s business and/or assets, on ten (10) Business Days’ prior written notice to the Company.

(d)	Nothing in this clause 17 5 shall be deemed to prevent the Investor from assigning, transferring, encumbering or otherwise dealing with its rights under, or in connection with, any Securities without the consent of any person.

(e)	The provisions of this Agreement shall inure to the benefit, and be binding upon the respective permitted successors and assigns, of the Parties.

17.6	Counterparts and Faxes

(a)	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(b)	Such counterparts may be delivered by one party to the other by facsimile or other electronic transmission, and such counterparts shall be valid for all purposes.

17.7	Notices

(a)	Except as otherwise specifically agreed, all notices and other communications made in connection with any Transaction Document shall be in writing and must be delivered by a courier or another like service in person, or sent by facsimile transmission or by e-mail.

(b)	When delivered by a courier or another like service in person in Australia, a notice shall be deemed given, or another communication shall be deemed to have been received,

(i)	when delivered, if received during business hours in the place of delivery; or

(ii)	at 9.00 am on the Business Day immediately following the date of such delivery, if delivered outside of business hours in the place of delivery.

(c)	When delivered by a courier or another like service in person outside of Australia, a notice shall be deemed given, or another communication shall be deemed to have been received:

(i)	when delivered, if received during business hours in the place of delivery; or

(ii)	at 9.00 am on the Business Day immediately following such date of delivery, if delivered outside of business hours in the place of delivery.

(d)	When sent by facsimile transmission, a notice shall be deemed given, or another communication shall be deemed to have been received:

(i)	at the time shown in the transmission report in connection with such transmission as the time that the whole facsimile transmission was sent (the Facsimile Time), if such time falls within business hours in the place of delivery; or

43

(ii)	at 9.00 am on the Business Day immediately following such date of transmission, if sent to an Australian facsimile number at a Facsimile Time that falls outside of business hours in the place of delivery; or

(iii)	at 9.00 am on the Business Day immediately following such date of transmission, if sent to a number outside of Australia, at a Facsimile Time that falls outside of business hours in the place of delivery.

(e)	When sent by e-mail transmission, a notice shall be deemed given, or another communication shall be deemed to have been received:

(i)	two hours after the time at which such transmission was sent (the E-mail Time), if such time falls within business hours in the place of delivery;

(ii)	at 9.00 am on the Business Day immediately following the date of the E-mail Time, if sent to the Company and the E-mail Time falls outside of business hours in the State of Queensland; or

(iii)	at 9.00 am on the Business Day immediately following the date of the E-mail Time, if sent to the Investor and the E-mail Time falls outside of business hours in the City of New York;

unless the sender receives an automated message that the email has not been delivered.

(f)	All notices and other communications required to be delivered in accordance with this Agreement shall be sent to the representatives of the party to be noticed at the addresses, facsimile numbers or e-mail addresses indicated respectively below, or at such other addresses, facsimile numbers or e-mail addresses as the Parties may from time to time by like notice specify:

(i)	If to the Company:

Attention: Lee Finniear, Managing Director

29 Sudbury Street, Darra, Qld 4076

Facsimile: +61 7 3147 8610

E-mail: lfinniear@metalstorm.com

(ii)	If to the Investor:

Attention: General Partner

Australian Special Opportunity Fund LP

370 Lexington Avenue, Suite 1900

New York, NY 10017

United States of America

Facsimile: +1 646 309 6788

E-mail: JEaston@thelindpartners.com

17.8	Additional Expenses

The Company shall reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor in connection with any amendment, modification or waiver of this Agreement.

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17.9	Amendments and Waivers

(a)	Any term of this Agreement may be amended, supplemented, or modified, only with the written consent of the Parties.

(b)	Any obligation of either Party under this Agreement may be extended or waived only by an instrument in writing signed on behalf of the Party entitled to enforce the obligation.

(c)	No waiver of any default with respect to any provision, condition or requirement of this Agreement (including an Event of Default) shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor shall any delay or omission of any Party to exercise any right under this Agreement, including its right to a Postponement, in any manner impair the exercise of any such right.

17.10	Legal Costs

(a)	Each Party shall bear its own legal costs in connection with the preparation of this Agreement, except that the Parties acknowledge that the Company is required to make a non-refundable prepayment of AU$50,000 (of which $25,000 has been paid to date) towards the Investor’s legal costs in connection thereof.

(b)	The Investor agrees that any amount owing under paragraph 17.10(a) may be made in Shares issued at the Base Price by no later than the Third Closing.

(c)	The Investor may at any time in its sole discretion waive the right to receive payment of all or part of its legal costs by written notice to the Company.

17.11	Payments under this Agreement

Any payment to be made pursuant to the terms of this Agreement shall be made by telegraphic transfer of cleared funds, except as expressly stated in this Agreement or unless the Parties agree otherwise.

17.12	Publicity and confidentiality

(a)	The Company shall not, and shall cause its Affiliates and all persons acting on behalf of the Company and any of its Affiliates not to, issue any public release or announcement concerning this Agreement, its subject-matter or content, or the Contemplated Transactions, or disclose any information provided by the Investor (including the terms of any Transaction Documents), without the prior written consent of the Investor (which consent shall not be unreasonably withheld or delayed where the public release or announcement is proposed to be made pursuant to the Listing Rules).

(b)	A reference to the Investor may not be made by the Company without the Investor’s express consent.

(c)	Without limiting the provisions of this clause 17.12, the Investor shall have the right to review, approve and amend all press releases and public disclosure documents concerning the Investor, or any Transaction Documents or Contemplated Transactions, which are required to be issued by the Company under applicable securities laws and regulations and stock exchange rules.

45

(d)	Following the execution of this Agreement, the Investor and its Affiliates and/or advisors may make announcements, and place announcements on their respective corporate websites and in financial and other newspapers and publications (including, without limitation, customary “tombstone” advertisements), describing the Investor’s relationship with the Company under this Agreement and including the name and corporate logo of the Company.

(e)	Notwithstanding anything herein to the contrary, the Company may make all disclosures necessary to comply with the Listing Rules (but all references to the Investor or the Contemplated Transactions in such disclosure will be made in consultation with the Investor acting reasonably).

(f)	Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each Party to this Agreement, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

17.13	Non-public information

(a)	The Company shall not, directly or indirectly, and shall cause its Affiliates and agents and representatives not to, at any time after the date of this Agreement, without the prior consent of the Investor, disclose material non-public information or inside information to an Indemnified Person.

(b)	Where the Investor has consented to such disclosure, the Company shall identify all material non-public information and inside information as such, and provide the Investor with the opportunity to accept or refuse to accept such material non-public information and/or inside information.

17.14	Additional notifications

(a)	The Company shall notify the Investor immediately upon any Event of Default, or anything that is likely to detrimentally affect the ability of the Company to perform its obligations under this Agreement, occurring or becoming, to the Company’s knowledge, likely to occur, and include the specifics of such Event of Default or other event in its notice.

(b)	At the Investor’s request, the Company shall provide the Investor with a certificate signed by two (2) of its directors or its Chief Executive Officer, which shall state whether an Event of Default has occurred and/or is continuing.

(c)	The Company shall provide the Investor with:

(i)	documents provided by the Company to the ASX which are generally available to the public; and

(ii)	documents provided by it to any Governmental Authority which are generally available to the public,

immediately following the provision of any such document.

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17.15	Severability and Supervening Legislation

(a)	Nothing in this Agreement shall limit the indemnities set out in this Agreement.

(b)	Every provision of this Agreement is intended to be severable, and any provision of this Agreement that is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability, without invalidating the remaining provisions, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such illegality, invalidity, prohibition or unenforceability in any jurisdiction shall not affect the legality, validity, permissibility or enforceability of the remainder of this Agreement in that jurisdiction, or invalidate or render illegal, invalid, prohibited or unenforceable, such or any other provision of this Agreement in any other jurisdiction.

(c)	To the extent not prohibited by applicable law, the Parties waive and exclude any provision of Law, current or future, which renders any provision of this Agreement illegal, invalid, prohibited or unenforceable in any respect.

(d)	Paragraphs (b) and (c) of this clause 17.15 shall be of no force or effect to the extent that the consequence of enforcing the remainder of this Agreement without such illegal, invalid, prohibited or unenforceable provision of this Agreement would be to cause either Party to lose the material benefit of its economic bargain.

(e)	To the extent not prohibited by applicable Law, the Parties waive and exclude any provision of Law, current or future, which operates to vary the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document so that the Investor’s rights, powers, benefits, economic benefit, economic burden or remedies are adversely affected (including by way of delay or postponement).

17.16	Illegality and impossibility

(a)	Without limiting the generality of the Investor’s rights set out elsewhere in this Agreement in connection with the Events of Default if in the reasonable opinion of the Investor, at any time there exists a Law which, or an official or reasonable interpretation of which, makes it, or may make it, illegal or impossible in practice for the Investor to undertake any of the Contemplated Transactions, or render any of the Contemplated Transactions unenforceable, void or voidable, the Investor may, by giving a notice to the Company, suspend or cancel some or all of its obligations under this Agreement, or terminate this Agreement, as indicated in such notice.

(b)	Such suspension or cancellation (but not such termination) shall apply only to the extent necessary to avoid such illegality or impossibility.

17.17	Entire Agreement

(a)	This Agreement, including the Annexures and the Disclosure Schedules, and the instruments referenced in this Agreement, supersedes all prior agreements, understandings, negotiations and discussions, both oral and written, between the Parties, their Affiliates, and persons acting on their behalf with respect to the subject matter of this Agreement, and constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement.

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(b)	Except as specifically set out in this Agreement, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to the subject matter of this Agreement.

17.18	Governing Law And Submission to Jurisdiction

(a)	This Agreement will be governed by and construed in accordance with the laws of New South Wales.

(b)	The parties each irrevocably and unconditionally submit to the non exclusive jurisdiction of the courts of New South Wales whether State or Federal and each waives any immunity or any objection it may have to any action in those courts and to a claim that any action has been brought in an inconvenient forum or to those courts not having jurisdiction.

17.19	No Third-Party Beneficiaries

Except as set out in clause 16.2, this Agreement is intended for the benefit of the Parties and their respective successors and permitted assignees only, and shall not benefit or create any right, obligation to, or cause of action in or on behalf of, any other person, and no other person may enforce any provision of this Agreement.

17.20	Rescission and withdrawal right

Whenever the Investor provides a notice, or exercises a right, election, demand or Option under this Agreement, and the Company does not perform its related obligations within the time periods provided in this Agreement, then the Investor may rescind or withdraw, in its sole discretion, upon written notice to the Company, the relevant notice, right, election, demand or exercise of an Option in whole or in part, without prejudice to its future actions and rights.

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Executed as an agreement.

Executed in accordance with section 127 of the Corporations Act 2001 by Metal Storm Limited:

/s/ Lee J. Finniear	/s/ Terry O’Dwyer
Director Signature	Director/Secretary Signature

Lee J. Finniear	Terry O’Dwyer
Print Name	Print Name

Executed by The Lind Partners, LLC as General Partner of Australian Special Opportunity Fund LP:

/s/ Jeff Easton
Signature

Managing Director

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Schedule 1

Number	Class of security

2,137,578,911	Fully paid ordinary shares (ASX code: MST)

107,399,299	Secured Convertible Notes (ASX code: MSTGA)

32,355,497	Interest Bearing Convertible Notes 10% at 1 March 2012. (ASX code: MSTG)

506,250	Unlisted Options with an expiry date of 27/10/2011 and an exercise price of $0.40

193,750	Unlisted Options with an expiry date of 31/12/2011 and an exercise price of $0.40

101,062,425	Unlisted Options with an expiry date of 23/02/2012 and an exercise price of $0.018

1,000,000	Unlisted Options with an expiry date of 08/03/2012 and an exercise price of $0.18

193,750	Unlisted Options with an expiry date of 31/03/2012 and an exercise price of $0.40

193,750	Unlisted Options with an expiry date of 30/06/2012 and an exercise price of $0.40

35,215,403	Unlisted Options with an expiry date of 24/09/2012 and an exercise price of $0.001

193,750	Unlisted Options with an expiry date of 30/09/2012 and an exercise price of $0.40

168,750	Unlisted Options with an expiry date of 31/12/2012 and an exercise price of $0.40

8,000,000	Unlisted Options with an expiry date of 11/02/2013 and an exercise price of $0.035

168,750	Unlisted Options with an expiry date of 31/03/2013 and an exercise price of $0.40

4,268,811	Unlisted Options with an expiry date of 16/04/2013 and an exercise price of $0.035

168,750	Unlisted Options with an expiry date of 30/06/2013 and an exercise price of $0.40

2,700,000	Unlisted Options with an expiry date of 12/09/2013 and an exercise price of $0.001

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1,351,116,999	Unlisted Options with an expiry date of 13/09/2013 and an exercise price of $0.015

Security

The Secured Convertible Notes are secured by a first ranking fixed and floating charge in favour of ANZ Trustees Ltd and will rank ahead of the Convertible Security.

The Interest Bearing Notes will rank ahead of the Convertible Security.

Employee entitlements of $197,714.29 will rank ahead of the Convertible Security.

Pay as You Go tax of $59,275 will rank ahead of the Convertible Security.

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Schedule 2

Nil

52

Schedule 3

Nil

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Annexure A – ASX Market Release

54

Annexure B – Form of Board Resolution

Minutes of a circulating resolution of the Directors

Metal Storm Limited ABN 99 064 270 006

1.	Documents

Metal Storm Limited (the Company) proposes to enter into an agreement with Australian Special Opportunity Fund LP on or about [*] 2011 (the Agreement).

2.	Approval of Transaction

The directors acknowledge the accuracy of the Company’s representations and warranties contained in the Agreement and note that:

(a)	the entry into the transactions evidenced by the Agreement is:

(i)	in the best interests of the Company and for its commercial benefit; and

(ii)	in accordance with the constitution of the Company;

(b)	at the time of deciding to commit the Company to the Agreement, the Company is solvent and there are reasonable grounds to expect that if the Company executes the Agreement the Company would continue to be able to pay all its debts as they become due; and

(c)	the Company’s execution of the Agreement and the carrying out of the transactions contemplated in the Agreement would not cause the Company to contravene:

(i)	Section 260A of the Corporations Act (relating to the provision by the Company of financial assistance for acquiring the Company’s shares);

(ii)	Chapter 2E of the Corporations Act (relating to the provision of financial benefits to related parties of a public company); or

(iii)	any provision of the Corporations Act or of any other statute by which the Company is bound.

Resolved that:

The Agreement, the transactions contemplated in the Agreement, including issues of Shares, the Convertible Security, Conversions and the issues of ancillary documents (including Cleansing Statements and Appendix 3B’s) and the Transaction Documents (as defined in the Agreement) (the Agreement and the Transaction Documents together the Documents) are each approved.

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3.	Approval of Execution

Resolved that:

The Company execute and deliver the Agreement in a form and with any changes (whether or not material and whether or not involving changes to the parties) as any director or secretary of the Company who executes the Agreement may, as conclusively evidenced by his or her execution, approve.

4.	Authorised Officers

Resolved:

that the following persons:

[        ]

be severally authorised to execute and deliver for and on behalf of the Company all documents, notices, instruments, certificates and communications necessary or desirable to be executed and delivered by and on behalf of the Company under and in accordance with the Documents.

5.	Further Assurances

Resolved:

Each director, secretary and Authorised Officer (appointed pursuant to resolution 4) of the Company be severally authorised to do any act, matter or thing and to execute and deliver any other document as he or she may deem necessary, advisable or incidental in connection with the preceding resolutions or any Document and to perform the obligations of the Company under the Documents.

6.	Statement

The directors of the Company are in favour of the resolutions set out in this document.

Signed by the directors

Signature

Print Name:

Dated:

56

Signed by the directors

Signature

Print Name:

Dated:

Signed by the directors

Signature

Print Name:

Dated:

Signed by the directors

Signature

Print Name:

Dated:

Signed by the directors

Signature

Print Name:

Dated:

57

Annexure C – Form of CEO Certificate

[Print on letterhead of Metal Storm Limited]

To: Australian Special Opportunity Fund LP

370 Lexington Ave, Suite 1900

New York, NY 10017

Attention: Jeff Easton

The Lind Partners LLC

Date: [Execution Date]

I certify, on behalf of Metal Storm Limited(the Company) that, as at the date of this certificate, the Company:

(a)	has performed or complied in all material respects with all agreements and covenants required, prior to the [insert closing reference] Closing, to be performed or complied with by the agreement between the Company and Australian Special Opportunity Fund LP dated as of the date of this letter (the Agreement); and

(b)	all conditions to the[ insert Closing reference] have been satisfied.

For the purposes of this certificate, [insert closing reference] has the meaning given to that term in the Agreement.

Signed for and on behalf of Metal Storm Limited:

Signature

Name

Position

58

Annexure D – Cleansing Statement

[Print on Metal Storm Limited Letterhead]

[insert date]

Company Announcements Office

Australian Securities Exchange

Notice under Section 708A(5)(e) Corporations Act

On [insert date], Metal Storm Limited (“the Company”) issued [insert number] fully paid ordinary shares in accordance with the terms of convertible security agreement with Australian Special Opportunity Fund LP, which was announced to the market on [insert date of announcement].

Accordingly the Company gives notice under section 708A(5)(e) of the Corporations Act 2001 (Cth) (the “Corporations Act”) that:

the abovementioned ordinary shares were issued without disclosure to investors under Part 6D.2 of the Corporations Act;

1.	as at the date of this notice the Company has complied with:

(a)	the provisions of Chapter 2M Corporations Act as they apply to the Company; and

(b)	section 674 Corporations Act; and

2.	[as at the date of this notice there is no “excluded information” (as defined in subsection 708A(7) of the Corporations Act) which is required to be disclosed by the Company. ] [OR if there is “excluded information” as defined in the Corporations Act, which must be disclosed at the time of this notice, insert details accordingly.]

Yours faithfully

Metal Storm Limited

[Insert Signature]

[Insert Name]

[Position]

59

Annexure E – Appendix 3B (For Commencement Fee Shares and Convertible Security)

Rule 2.7, 3.10.3, 3.10.4, 3.10.5

Appendix 3B

New issue announcement,

application for quotation of additional securities

and agreement

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 1/7/96. Origin: Appendix 5. Amended 1/7/98, 1/9/99, 1/7/2000, 30/9/2001, 11/3/2002, 1/1/2003, 24/10/2005.

Name of entity

Metal Storm Limited (Company)

ABN

99 064 270 006

We (the entity) give ASX the following information.

Part 1 - All issues

You must complete the relevant sections (attach sheets if there is not enough space).

1	+Class of +securities issued or to be issued	Ordinary fully paid shares (Ordinary Shares) [Convertible security (Convertible Security)]

2	Number of +securities issued or to be issued (if known) or maximum number which may be issued	[insert the number of the Commencement Fee Shares] Ordinary Shares [A$900,000 Convertible Security]

3	Principal terms of the securities (eg, if options, exercise price and expiry date; if partly paid +securities, the amount outstanding and due dates for payment; if convertible securities, the conversion price and dates for conversion)	Ordinary Shares Ordinary Shares will rank pari passu with existing Ordinary Shares.

60

Convertible Security

•        The amount of the Convertible Security is A$900,000 (the Amount).

•        The Convertible Security does not bear interest and is unsecured.

On conversion, the Convertible Security shall convert into new Ordinary Shares of the Company determined by dividing the Amount to be converted by a discount to the VWAP per Share during a specified period prior to the conversion date of the Convertible Security.

•        The Ordinary Shares issued upon conversion of the Convertible Security will rank pari passu with existing Ordinary Shares.

The Convertible Security does not carry any voting rights at meetings of shareholders of the Company, and have no rights of participation in any rights issue undertaken by the Company prior to conversion of the Convertible Security.

4

Do the +securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities?

If the additional securities do not rank equally, please state:

•        the date from which they do

•        the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment

•        the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

The Ordinary Shares rank pari passu with existing Ordinary Shares. On conversion of the Convertible Security, the Ordinary Shares issued will rank pari passu with existing Ordinary Shares.

61

5	Issue price or consideration	[insert the number of the Commencement Fee Shares] Shares - A$ [insert the Conversion Price applicable to the Commencement Fee/Prepayment] per Ordinary Share A$900,000 Convertible Security

6	Purpose of the issue (If issued as consideration for the acquisition of assets, clearly identify those assets)

The Ordinary Shares were issued to secure the Share Purchase and Convertible Security Agreement, details of which were announced to the market on [insert date of announcement in relation to execution of the agreement]

The purpose of the issue is to provide funding to the company for working capital purposes.

7	Dates of entering securities into uncertificated holdings or despatch of certificates	[insert date]

		Number	+Class
8	Number of +class of all +securities quoted on ASX (including the securities in clause 2 if applicable)	[insert number] [repeat the above for each class of security on issue which is quoted on ASX]	Ordinary Shares

		Number	+Class
9	Number and +class of all securities not quoted on ASX (including the securities in clause 2 if applicable)	[insert number] [repeat the above for each class of security on issue which is quoted on ASX]	Options exercisable at $[insert price] before [insert date]
10	Dividend policy (in the case of a trust, distribution policy) on the increased capital (interests)	Not Applicable

Part 2 - Bonus issue or pro rata issue

11	Is security holder approval required?	Not Applicable

62

12	Is the issue renounceable or non-renounceable?	Not Applicable

13	Ratio in which the securities will be offered	Not Applicable

14	+Class of +securities to which the offer relates	Not Applicable

15	+Record date to determine entitlements	Not Applicable

16	Will holdings on different registers (or subregisters) be aggregated for calculating entitlements?	Not Applicable

17	Policy for deciding entitlements in relation to fractions	Not Applicable

18	Names of countries in which the entity has +security holders who will not be sent new issue documents Security holders must be told how their entitlements are to be dealt with. Ordinance: rule 7.7.	Not Applicable

19	Closing date for receipt of acceptances or renunciations	Not Applicable

20	Names of any underwriters	Not Applicable

21	Amount of any underwriting fee or commission	Not Applicable

22	Names of any brokers to the issue	Not Applicable

23	Fee or commission payable to the broker to the issue	Not Applicable

24	Amount of any handling fee payable to brokers who lodge acceptances or renunciations on behalf of +security holders	Not Applicable

63

25	If the issue is contingent on +security holders’ approval, the date of the meeting	Not Applicable

26	Date entitlement and acceptance form and prospectus or Product Disclosure Statement will be sent to persons entitled	Not Applicable

27	If the entity has issued options, and the terms entitle option holders to participate on exercise, the date on which notices will be sent to option holders	Not Applicable

28	Date rights trading will begin (if applicable)	Not Applicable

29	Date rights trading will end (if applicable)	Not Applicable

30	How do +security holders sell their entitlements in full through a broker?	Not Applicable

31	How do +security holders sell part of their entitlements through a broker and accept for the balance?	Not Applicable

32	How do +security holders dispose of their entitlements (except by sale through a broker)?	Not Applicable

33	+Despatch date	Not applicable

Part 3 - Quotation of securities

You need only complete this section if you are applying for quotation of securities

34	Type of securities

(tick one)

(a)	☒ Securities described in Part 1

64

(b)	All other securities

Example: restricted securities at the end of the escrowed period, partly paid securities that become fully paid, employee incentive share securities when restriction ends, securities issued on expiry or conversion of convertible securities

Entities that have ticked box 34(a)

Additional securities forming a new class of securities

Tick to indicate you are providing the information or documents

35	If the securities are +equity securities, the names of the 20 largest holders of the additional +securities, and the number and percentage of additional securities held by those holders

36	If the +securities are +equity securities, a distribution schedule of the additional +securities setting out the number of holders in the categories

1 - 1,000

1,001 - 5,000

5,001 - 10,000

10,001 - 100,000

100,001 and over

37	A copy of any trust deed for the additional +securities

Entities that have ticked box 34(b)

38	Number of securities for which +quotation is sought	Not applicable

39	Class of securities for which quotation is sought	Not applicable

40

Do the securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities?

If the additional securities do not rank equally, please state:

•        the date from which they do

•        the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment

Not applicable

65

• the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

41	Reason for request for quotation now Example: In the case of restricted securities, end of restriction period (if issued upon conversion of another security, clearly identify that other security)	Not applicable

		Number	+Class

42	Number and +class of all +securities quoted on ASX (including the securities in clause 38)	Not applicable

66

Quotation agreement

1	+Quotation of our additional securities is in ASX’s absolute discretion. ASX may quote the +securities on any conditions it decides.

2	We warrant the following to ASX.

•	The issue of the securities to be quoted complies with the law and is not for an illegal purpose.

•	There is no reason why those securities should not be granted +quotation.

•	An offer of the securities for sale within 12 months after their issue will not require disclosure under section 707(3) or section 1012C(6) of the Corporations Act.

Note: An entity may need to obtain appropriate warranties from subscribers for the securities in order to be able to give this warranty

•

Section 724 or section 1016E of the Corporations Act does not apply to any applications received by us in relation to any +securities to be quoted and that no-one has any right to return any +securities to be quoted under sections 737, 738 or 1016F of the Corporations Act at the time that we request that the +securities be quoted.

•	If we are a trust, we warrant that no person has the right to return the securities to be quoted under section 1019B of the Corporations Act at the time that we request that the +securities be quoted.

3	We will indemnify ASX to the fullest extent permitted by law in respect of any claim, action or expense arising from or connected with any breach of the warranties in this agreement.

4	We give ASX the information and documents required by this form. If any information or document not available now, will give it to ASX before +quotation of the securities begins. We acknowledge that ASX is relying on the information and documents. We warrant that they are (will be) true and complete.

Sign here:		Date:
(Director/Company secretary)

Print name:

== == == == ==

67

Annexure F – Appendix 3B (For issue of Conversion Shares)

Rule 2.7, 3.10.3, 3.10.4, 3.10.5

Appendix 3B

New issue announcement,

application for quotation of additional securities

and agreement

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 1/7/96. Origin: Appendix 5. Amended 1/7/98, 1/9/99, 1/7/2000, 30/9/2001, 11/3/2002, 1/1/2003, 24/10/2005.

Name of entity

Metal Storm Limited (Company)

ABN

99 064 270 006

We (the entity) give ASX the following information.

Part 1 - All issues

You must complete the relevant sections (attach sheets if there is not enough space).

1	+Class of +securities issued or to be issued	Ordinary fully paid shares (Ordinary Shares)

2	Number of securities issued or to be issued (if known) or maximum number which may be issued	[insert number] Ordinary Shares

3	Principal terms of the securities (eg, if options, exercise price and expiry date; if partly paid +securities, the amount outstanding and due dates for payment; if convertible securities, the conversion price and dates for conversion)	Ordinary Shares will rank pari passu with existing Ordinary Shares.

68

4

Do the securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities?

If the additional securities do not rank equally, please state:

•        the date from which they do

•        the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment

•        the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

The Ordinary Shares rank pari passu with existing Ordinary Shares.

5	Issue price or consideration	$[in the case of the Convertible Security, insert amount of convertible security which is being converted]

6	Purpose of the issue (If issued as consideration for the acquisition of assets, clearly identify those assets)	The purpose of the issue of Shares is raise capital for general corporate and working capital purposes.

7	Dates of entering +securities into uncertificated holdings or despatch of certificates	[insert date]

		Number	+Class

8	Number and +class of all +securities quoted on ASX (including the securities in clause 2 if applicable)	[insert number] [repeat the above for each class of security on issue which is quoted on ASX]	Ordinary Shares

		Number	+Class

9	Number and +class of all +securities not quoted on ASX (including the securities in clause 2 if applicable)	[insert number] [repeat the above for each class of security on issue which is not quoted on ASX]	Options exercisable at $ [insert price] before [insert date]

69

10	Dividend policy (in the case of a trust, distribution policy) on the increased capital (interests)	Not applicable

Part 2 - Bonus issue or pro rata issue

11	Is security holder approval required?	Not applicable

12	Is the issue renounceable or non-renounceable?	Not applicable

13	Ratio in which the securities will be offered	Not applicable

14	+Class of +securities to which the offer relates	Not applicable

15	+Record date to determine entitlements	Not applicable

16	Will holdings on different registers (or subregisters) be aggregated for calculating entitlements?	Not applicable

17	Policy for deciding entitlements in relation to fractions	Not applicable

18	Names of countries in which the entity has +security holders who will not be sent new issue documents Security holders must be told how their entitlements are to be dealt with. Ordinance: rule 7.7.	Not applicable

19	Closing date for receipt of acceptances or renunciations	Not applicable

20	Names of any underwriters	Not applicable

21	Amount of any underwriting fee or commission	Not applicable

70

22	Names of any brokers to the issue	Not applicable

23	Fee or commission payable to the broker to the issue	Not applicable

24	Amount of any handling fee payable to brokers who lodge acceptances or renunciations on behalf of +security holders	Not applicable

25	If the issue is contingent on +security holders’ approval, the date of the meeting Not applicable	Not applicable

26	Date entitlement and acceptance form and prospectus or Product Disclosure Statement will be sent to persons entitled	Not applicable

27	If the entity has issued options, and the terms entitle option holders to participate on exercise, the date on which notices will be sent to option holders	Not applicable

28	Date rights trading will begin (if applicable)	Not applicable

29	Date rights trading will end (if applicable)	Not applicable

30	How do +security holders sell their entitlements in full through a broker?	Not applicable

31	How do +security holders sell part of their entitlements through a broker and accept for the balance?	Not applicable

32	How do +security holders dispose of their entitlements (except by sale through a broker)?	Not applicable

33	+Despatch date	Not applicable

71

Part 3 - Quotation of securities

You need only complete this section if you are applying for quotation of securities

34	Type of securities

(tick one)

(a)	☒ Securities described in Part 1

(b)	All other securities

Example: restricted securities at the end of the escrowed period, partly paid securities that become fully paid, employee incentive share securities when restriction ends, securities issued on expiry or conversion of convertible securities

Entities that have ticked box 34(a)

Additional securities forming a new class of securities

Tick to indicate you are providing the information or documents

35	If the +securities are +equity securities, the names of the 20 largest holders of the additional +securities, and the number and percentage of additional +securities held by those holders

36	If the +securities are +equity securities, a distribution schedule of the additional +securities setting out the number of holders in the categories

1 - 1,000

1,001 - 5,000

5,001 - 10,000

10,001 - 100,000

100,001 and over

37	A copy of any trust deed for the additional +securities

Entities that have ticked box 34(b)

38	Number of securities for which +quotation is sought	Not applicable

39	Class of +securities for which quotation is sought	Not applicable

40	Do the +securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities?	Not applicable

72

If the additional securities do not rank equally, please state:
	•	the date from which they do

	•	the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment

	•	the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

41	Reason for request for quotation now Example: In the case of restricted securities, end of restriction period (if issued upon conversion of another security, clearly identify that other security)		Not applicable

			Number	+Class

42	Number and +class of all +securities quoted on ASX (including the securities in clause 38)		Not applicable

73

Quotation agreement

1	+Quotation of our additional +securities is in ASX’s absolute discretion. ASX may quote the +securities on any conditions it decides.

2	We warrant the following to ASX.

•	The issue of the +securities to be quoted complies with the law, and is not for an illegal purpose.

•	There is no reason why those +securities should not be granted +quotation.

•	An offer of the +securities for sale within 12 months after their issue will not require disclosure under section 707(3) or section 1012C(6) of the Corporations Act.

Note: An entity may need to obtain appropriate warranties from subscribers For the securities in order to be able to give this warranty

•

Section 724 or section 1016E of the Corporations Act does not apply to, any applications received by us in relation to any +securities to be quoted and that no-one has any right to return any +securities to be quoted under sections 737, 738 or 1016F of the Corporations Act at the time that we request that the +securities be quoted.

•

If we are a trust, we warrant that no person has the right to return the +securities to be quoted under section 1019B of the Corporations Act at the time that we request that the +securities be quoted.

3	We will indemnify ASX to the fullest extent permitted by law in respect of any claim, action or expense arising from or connected with any breach of the warranties in this agreement.

4	We give ASX the information and documents required by this form. If any information or document not available now, will give it to ASX before +quotation of the +securities begins. We acknowledge that ASX is relying on the information and documents. We warrant that they are (will be) true and complete.

Sign here:		Date:
(Director/Company secretary)

Print name:

== == == == ==

74